As filed with the Securities and Exchange Commission on March 1, 2023

Registration No. 333-267682

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	94-3439569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1331 Gemini Street

Suite 250

Houston, Texas 77058

(866) 660-8156

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin P. Cowart

Chief Executive Officer

Vertex Energy, Inc.

1331 Gemini Street, Suite 250

Houston, Texas 77058

(866) 660-8156

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies To:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-267682) (“Post-Effective Amendment No. 1”) of Vertex Energy, Inc. (the “Company”) is being filed because the Company expects that it will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Accordingly, the Company is filing this Post-Effective Amendment No. 1 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering a specific amount of securities and paying the associated filing fee.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

This Post-Effective Amendment No. 1 contains a base prospectus which covers the offering, issuance and sale by us of up to $500,000,000 in the aggregate of the securities identified above from time to time in one or more offerings.

PROSPECTUS

$500,000,000

Vertex Energy, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Offered by the Company

We may offer and sell up to $500,000,000 in aggregate amount of the securities identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any free writing prospectus before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement and any free writing prospectus. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement and any free writing prospectus describing the method and terms of the offering of such securities.

Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the symbol “VTNR.” On February 28, 2023, the last reported sale price of our common stock on Nasdaq was $9.47 per share.

Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference herein as discussed in the “Risk Factors” section beginning on page 4 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2023.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, the SEC or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $500,000,000, as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.

You should read this prospectus and the prospectus supplement and any free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before making an investment decision.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and the prospectus supplement and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, the prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein and any free writing prospectus. This prospectus and the applicable prospectus and the documents incorporated by reference herein and therein and any free writing prospectus also include trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein and any free writing prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Please see the “Glossary of Selected Terms” beginning on page 4 of our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein (see “Incorporation of Certain Documents By Reference”), for a list of abbreviations and definitions used throughout this prospectus.

You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

Unless the context otherwise requires, references in this prospectus and the applicable prospectus supplement and any free writing prospectus to “we,” “us,” “our,” the “Registrant,” the “Company,” refer to Vertex Energy, Inc. and its subsidiaries. In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov.

Our SEC filings are also available to the public on the “Investor Relations,” “SEC Filings” page of our website at www.vertexenergy.com. Information on our website is not part of this prospectus, and we do not desire to incorporate by reference such information herein.

This prospectus and the prospectus supplement and any free writing prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus, the prospectus supplement or any free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference in this prospectus (i) the documents listed below, (ii) all reports and documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 14, 2022;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 9, 2022, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 8, 2022;
●	Our Definitive Proxy Statement on Schedule 14A (to the extent incorporated by reference into our Annual Report on Form 10-K), filed with the SEC on May 2, 2022;
●	Our Current Reports on Form 8-K and Form 8-K/A (as applicable) filed with the SEC on January 21, 2022; January 25, 2022; February 17, 2022; February 22, 2022; March 3, 2022; March 25, 2022; April 7, 2022; April 26, 2022; May 17, 2022; May 27, 2022; June 2, 2022; June 14, 2022; June 15, 2022; June 21, 2022; June 23, 2022; July 8, 2022; August 25, 2022, October 5, 2022, December 14, 2022, January 12, 2023 and February 1, 2023; and
●	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 12, 2013 (File No. 001-11476) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may make a request for copies of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or by telephone. Requests should be directed to:

Vertex Energy, Inc.

1331 Gemini Street, Suite 250

Houston, Texas 77058

Attn: Chris Carlson, Secretary

chrisc@vertexenergy.com

Phone: (866) 660-8156

Fax: (281) 754-4185

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and the applicable prospectus supplement and any free writing prospectus.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.vertexenergy.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or the applicable prospectus supplement and any free writing prospectus.

THE COMPANY

We are an energy transition company specializing in refining and marketing high-value conventional and lower-carbon alternative transportation fuels. We are engaged in operations across the petroleum value chain, including refining, collection, aggregation, transportation, storage and sales of aggregated feedstock and refined products to end-users.

We were formed as a Nevada corporation on May 14, 2008.

Our principal executive offices are located at 1331 Gemini Street, Suite 250, Houston, Texas 77058. Our telephone number is (866) 660-8156.

Our website is www.vertexenergy.com. Information on our website is not part of this prospectus, and we do not desire to incorporate by reference such information herein.

*****

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

*****

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities, either individually or in combination from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

●	common stock;

●	preferred stock, in one or more series;

●	debt securities;

●	warrants to purchase shares of common stock, shares of preferred stock or debt securities; or

●	any combination of the foregoing securities, in units.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock and debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks described in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any free writing prospectus, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. See “Where You Can Find More Information” in this prospectus.

If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein, occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our securities could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents or information incorporated by reference herein contain, and the prospectus supplement and the documents incorporated therein and any free writing prospectus may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, among others:

●	our need for additional funding, the availability of, and terms of, such funding, our ability to pay amounts due on such indebtedness, covenants of such indebtedness and security interests in connection therewith;

●	risks associated with our outstanding indebtedness, including our outstanding convertible senior notes, including amounts owed, restrictive covenants and security interests in connection therewith, and our ability to repay such debts and amounts due thereon (including interest) when due, and mandatory and special redemption provisions thereof, and conversion rights associated therewith, including dilution caused thereby (in connection with the convertible senior notes);

●	security interests, guarantees and pledges associated with our outstanding Loan and Security Agreement and Supply and Offtake Agreement, and risks associated with such agreements in general;

●	risks associated with the capital project currently in process at our Mobile, Alabama refinery, including costs, timing, delays and unanticipated problems associated therewith;

●	health, safety, security and environment risks;

●	risks associated with an offtake agreement which will only become effective upon the occurrence of certain events, including the completion of the capital project at the Mobile, Alabama refinery, which may not be completed timely;

●	the level of competition in our industry and our ability to compete;

●	our ability to respond to changes in our industry;

●	the loss of key personnel or failure to attract, integrate and retain additional personnel;

●	our ability to protect our intellectual property and not infringe on others’ intellectual property;

●	our ability to scale our business;

●	our ability to maintain supplier relationships and obtain adequate supplies of feedstocks;

●	our ability to obtain and retain customers;

●	our ability to produce our products at competitive rates;

●	our ability to execute our business strategy in a very competitive environment;

●	trends in, and the market for, the price of oil and gas and alternative energy sources;

●	our ability to maintain our relationships with third parties;

●	the impact of competitive services and products;

●	our ability to complete and integrate future acquisitions;

●	our ability to complete future acquisitions;

●	our ability to maintain insurance;

●	potential future litigation, judgments and settlements;

●	rules and regulations making our operations more costly or restrictive;

●	changes in environmental and other laws and regulations and risks associated with such laws and regulations;

●	economic downturns both in the United States and globally;

●	risk of increased regulation of our operations and products;

●	negative publicity and public opposition to our operations;

●	disruptions in the infrastructure that we and our partners rely on;

●	an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms;

●	liabilities associated with acquired companies, assets or businesses;

●	interruptions at our facilities;

●	unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades;

●	our ability to acquire and construct new facilities;

●	prohibitions on borrowing and other covenants of our debt facilities;

●	our ability to effectively manage our growth;

●	decreases in global demand for, and the price of, oil;

●	repayment of and covenants in our future debt facilities;

●	rising inflation, rising interest rates, the effects of war, and governmental responses thereto and possible recessions caused thereby; and

●	the lack of capital available on acceptable terms to finance our continued growth.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this prospectus which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained or incorporated by reference in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, and the prospectus supplement and the documents incorporated therein, as applicable and any free writing prospectus. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, or any prospectus supplement and any free writing prospectus, or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, and any prospectus supplement and the documents incorporated therein and any free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference, the prospectus supplement and the documents incorporated therein and any free writing prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

You should read this prospectus and the documents that we reference in this prospectus, and the prospectus supplement and the documents incorporated therein and any free writing prospectus, and those documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement and any free writing prospectus, we intend to use the net proceeds from the sale of the securities offered in the prospectus and the prospectus supplement for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities. The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement and any free writing prospectus relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The total number of authorized shares of our common stock is 750,000,000 shares, $0.001 par value per share.

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Nevada law, our Articles of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Listing. Our common stock is listed and traded on The Nasdaq Capital Market under the symbol “VTNR”.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Preferred Stock

The total number of “blank check” authorized shares of our preferred stock is 50,000,000 shares, $0.001 par value per share. Our preferred stock is described in greater detail below under “Description of Preferred Stock”.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statutes (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. The NRS control share statutes only apply to issuers that have 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and whom do business in Nevada directly or through an affiliated corporation. We do not currently meet these requirements and as such these provisions do not apply to us.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us (subject to the limitations summarized above).

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Anti-Takeover Provisions of our Articles of Incorporation, Bylaws and Nevada law

Our Articles of Incorporation, as amended and Bylaws and Nevada law contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control. These provisions may also prevent or delay attempts by our shareholders to replace or remove our management. Our corporate governance documents include the following provisions:

●	the removal of directors only with the approval of shareholders holding at least two-thirds of the voting power of the issued and outstanding stock entitled to vote in the election of directors;

●	requiring advance notice of shareholder proposals for business to be conducted at meetings of our shareholders and for nominations of candidates for election to our Board of Directors;

●	subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our board of directors, vacancies on the board of directors arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum;

●	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock; and

●	limiting the liability of, and providing indemnification to, our directors and officers.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. Our Articles of Incorporation, as amended, require us, to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented, to indemnify any and all persons whom we have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, which is not exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor | New York, NY 10004-1561.

Listing on the NASDAQ Capital Market

Our common stock is quoted on the NASDAQ Capital Market under the symbol “VTNR.”

DESCRIPTION OF PREFERRED STOCK

General

Under the terms of our Articles of Incorporation, as amended, shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The Board may, from time to time, increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any Preferred Stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the Preferred Stock;

●	the number of shares of the Preferred Stock offered, the liquidation preference per share and the offering price of the Preferred Stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the Preferred Stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the Preferred Stock shall accumulate;

●	the provisions for a sinking fund, if any, for the Preferred Stock;

●	any voting rights of the Preferred Stock;

●	the provisions for redemption, if applicable, of the Preferred Stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

●	any listing of the Preferred Stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the Preferred Stock will be convertible into our common stock or Preferred Stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the Preferred Stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the Preferred Stock.

The terms, if any, on which the Preferred Stock may be convertible into or exchangeable for our common stock or Preferred Stock will also be stated in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder and/or at our option, and may include provisions pursuant to which the number of shares of our common stock or Preferred Stock to be received by the holders of Preferred Stock would be subject to adjustment.

When we issue shares of Preferred Stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement or any free writing prospectus indicates otherwise, each series of the Preferred Stock will rank equally with any outstanding shares of our Preferred Stock and each other series of the Preferred Stock. Unless the applicable prospectus supplement or any free writing prospectus states otherwise, the Preferred Stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of Preferred Stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus or any free writing prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of Preferred Stock by issuing additional Preferred Stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of Preferred Stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and any free writing prospectus. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or “OID,” for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement and any free writing prospectus.

We will describe in the applicable prospectus supplement, the terms of the series of debt securities being offered, including:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the person to whom any interest on a debt security of the series will be paid;

●	the date or dates on which we must repay the principal;

●	the rate or rates at which the debt securities will bear interest;

●	the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, we or the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of such terms will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities, or as a part of units, offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control; and

●	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement or free writing prospectus at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

●	reduce the amount receivable upon exercise, cancellation or expiration;

●	shorten the period of time during which the warrants may be exercised;

●	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

●	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Anti-dilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

●	the issuance of common stock as a dividend or distribution on the common stock;

●	subdivisions and combinations of the common stock (or as applicable to warrants to purchase preferred stock and the preferred stock);

●	the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

●	the distribution to all holders of common stock of evidence of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

●	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise, shares of common stock issued with capital stock rights; and

●	after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Texas.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock”, “Description of Preferred Stock”, “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement or any free writing prospectus, the units and unit agreements will be governed by and construed in accordance with the laws of the State of Texas.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well;

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities; and

●	there may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings (described in greater detail below), negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●            at a fixed price or prices, which may be changed;

●            at market prices prevailing at the time of sale;

●            at prices related to such prevailing market prices; or

●            at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●            the name or names of the underwriters, dealers or agents, if any;

●            the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●            any over-allotment or other options under which underwriters may purchase additional securities from us;

●            any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●            any public offering price;

●            any discounts or concessions allowed or reallowed or paid to dealers; and

●            any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers may engage in passive market making transactions in the common stock on in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of an offering, before the commencement of offers or sales of our Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Selling security holders may also resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be affected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by The Loev Law Firm, PC. David M. Loev, the President and sole owner of The Loev Law Firm, PC, beneficially owns less than 1% of the outstanding shares of our common stock. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Vertex Energy, Inc. and subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022 and the effectiveness of internal control over financial reporting as of December 31, 2022, included herein, have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as set forth in their reports thereon, and have included in this Prospectus and Registration Statement in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The report of Ham, Langston & Brezina, L.L.P. dated March 1, 2023, on the effectiveness of internal control over financial reporting as of December 31, 2022, expressed an opinion that Vertex Energy, Inc. and subsidiaries had not maintained effective internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

The combined financial statements of the Mobile Refinery and Logistics Assets as of December 31, 2021 and 2020, and for each of the years then ended appearing in Vertex Energy, Inc.’s Current Report on Form 8-K/A, filed with the SEC on June 15, 2022, have been audited by RSM US LLP, as set forth in their report thereon, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

Except as set forth under “Legal Matters”, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Vertex Energy, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Vertex Energy, Inc. and its subsidiaries (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2022, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013. Our report dated March 1, 2023, expressed an opinion that the Company had not maintained effective internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Income Tax and Valuation Allowances - Refer to Note 2 and Note 22 to the financial statements

Critical Audit Matter Description

The Company accounts for income taxes using the asset and liability method, under which the Company recognizes deferred income taxes for the tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, as well as for tax loss carryforwards in accordance with ASC 740. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period when the new rate is enacted. The Company provides a valuation allowance against deferred tax assets if it is more likely than not that a portion will not be realized. In assessing whether it is more likely than not that deferred tax assets will be realized, the Company considers all available evidence, both positive and negative, including three-year cumulative earnings/loss and expectations of future available taxable income of the appropriate character by taxing jurisdiction, tax attribute carryback and carry forward periods available for tax reporting purposes, and prudent and feasible tax planning strategies. The Company’s valuation allowances were $20.9 million as of December 31, 2021, and $505 thousand as of December 31, 2022. The Company released $20.4 million of valuation allowances in 2022, of which $2.5 million was an income tax benefit on the income statement.

The Company's valuation allowances have historically been material. Additionally, the analysis of valuation allowances is a subjective area of ASC 740 as the analysis includes the weighting of positive and negative evidence that is both objective and subjective in nature. Further, the Company's profitability profile changed in the current year as the Company completed a significant acquisition during 2022 and completed a significant divestiture in February 2023. As a result, certain valuation allowances were released in the current year.

We identified valuation allowances as a critical audit matter due to the significant judgments and assumptions management utilizes to estimate valuation allowances, including the release of current year valuation allowances that were established in prior years. This requires a high degree of auditor judgment and an increased level of effort, including the need to involve income tax specialists, when performing audit procedures to evaluate the reasonableness of management's judgements and estimates of taxable income.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to valuation allowances included the following, among others:

•	We evaluated the reasonableness of management's assessment of the significance and weighting of negative evidence and positive evidence that is objectively verifiable, particularly, the Company's three-year cumulative income / loss analysis.
•	With the assistance of our income tax specialists, we assessed the reasonableness of management's estimates of taxable income by considering the four sources of income as prescribed under ASC 740:
1.	Future reversals of existing taxable temporary differences (i.e., assessing the reasonableness of the Company's estimate of the turning of its most significant deferred tax liabilities)
2.	Future taxable income exclusion of reversing of temporary differences, leveraging the historic three-year cumulative income / loss analysis.
3.	The impact of the estimated taxable gain on the divestiture of the assets on February 1, 2023.
•	We evaluated whether the estimates of future taxable income were consistent with evidence obtained in other areas of the audit (i.e., forecasted pre-tax income, if source applicable).
•	Based on the above, with the assistance of our income tax specialists, we evaluated management's assessment that sufficient taxable income will likely be generated in the future to realize their net deferred tax assets.
•	We assessed the appropriateness of the timing of any significant valuation allowance accrual or release to determine whether management has accounted for any change in evidence in the appropriate period.

•	We evaluated whether management has included disclosures, beyond those specifically required by ASC 740, that are necessary to achieve the fair presentation of the financial statements as a whole or whether the disclosures are those that are necessary for the financial statements not to be misleading.

Renewable Identification Numbers (“RINs”) Obligation - Refer to Note 2 and Note 14 to the financial statements

Critical Audit Matter Description

During 2022, the Company acquired a refinery in Mobile, Alabama. With the acquisition, the Company is now required to meet certain standards of the U.S. Environmental Protection Agency's ("EPA") as it pertains to blending renewable fuels into certain transportation fuel products pursuant to the Renewable Fuel Standard. As described in Notes 2 and 14 to the consolidated financial statements, the RINs obligation is an estimated provision for the purchase of RINs in order to satisfy the EPA annual requirement. At December 31, 2022, the Company's estimated RINs obligation was $51.4 million.

Auditing management's RINs obligation was complex and judgmental due to estimation uncertainty in the Company's determination of the fair value of the RINs obligation under the Renewable Fuel Standard. The complexity and estimation uncertainty was primarily due to the calculation of the RINs shortage and the independent pricing assumptions, respectively.

How We Addressed the Matter in Our Audit

We obtained an understanding and evaluated the design of controls over the RINs obligation estimation process. For example, we interviewed management responsible for the controls over the review of the methodology used to calculate the obligation and the RINs shortage and independent pricing assumptions.

To audit the Company's RINs obligation, our audit procedures included, among others, evaluating the appropriateness of management's methodology to calculate the RINs obligation under the Renewable Fuel Standard including testing the completeness and accuracy of the underlying data used by management in estimating the fair value of the obligation. Additionally, we compared the spot prices utilized by the Company in their estimate of the RINs obligation.to an independent pricing source.

/s/ Ham, Langston & Brezina, L.L.P.

We have served as the Company's auditor since 2017.

Houston, Texas

March 1, 2023

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Vertex Energy Inc.

Opinion on the Internal Control Over Financial Reporting

We have audited Vertex Energy Inc.'s (the Company) internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013. In our opinion, because of the effect of the material weaknesses described below on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated financial statements of the Company and our report dated March 1, 2023, expressed an unqualified opinion.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. The following material weaknesses have been identified and described in management’s assessment. The material weaknesses related to control activities include: (i) ineffective controls over certain IT general controls for information systems relevant to the preparation of financial statements, (ii) lack of controls relating to documentation of the accounting for revenue transactions. These material weaknesses were considered in determining the nature, timing and extent of audit tests applied in our audit of the 2022 financial statements, and this report does not affect our report dated March 1, 2023, on those financial statements.

As described in “Item 9A, Management’s Report on Internal Control Over Financial Reporting”, management has excluded Vertex Refining Alabama, LLC (“VRA”) from its assessment of internal control over financial reporting as of December 31, 2022, because it was acquired by the Company in a purchase business combination in the second quarter of 2022. We have also excluded VRA from our audit of internal control over financial reporting. VRA is a wholly owned subsidiary whose total assets and net income represent approximately 72% and 86%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2022.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting in the accompanying “Item 9A, Management’s Report on Internal Control Over Financial Reporting”. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

March 1, 2023

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of shares and par value)

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$141,258	$36,130
Restricted cash	4,929	100,497
Accounts receivable, net	34,548	7,607
Inventory	135,473	7,839
Derivative commodity asset	—	96
Prepaid expenses and other current assets	36,660	4,595
Assets held for sale	20,560	8,852
Total current assets	373,428	165,616

Fixed assets, net	201,749	36,131
Finance lease right-of-use assets, net	44,081	377
Operating lease right-of-use assets, net	53,557	33,105
Intangible assets, net	11,827	6,652
Deferred tax assets	2,498	—
Other assets	2,245	15,335
Assets held for sale, noncurrent	—	8,844
Total non-current assets	315,957	100,444
TOTAL ASSETS	$689,385	$266,060

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities
Accounts payable	$20,997	$10,149
Accrued expenses	81,711	4,399
Finance lease-current	1,363	598
Operating lease-current	9,012	5,721
Current portion of long-term debt, net	13,911	2,414
Obligations under inventory financing agreements, net	117,939	—
Derivative commodity liability	242	—
Liabilities held for sale, current	3,424	2,502
Total current liabilities	248,599	25,783

Long-term debt, net	170,010	64,130
Finance lease-non-current	45,164	—
Operating lease-non-current	44,545	27,384
Derivative warrant liability	14,270	75,211
Other liabilities	1,377	—
Liabilities held for sale, noncurrent	—	39
Total liabilities	523,965	192,547

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

TEMPORARY EQUITY

Redeemable non-controlling interest	—	43,447
Total temporary equity	—	43,447
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred stock, $0.001 par value; 5,000,000 shares authorized and 0 and 385,601 shares issued and outstanding at December 31, 2022 and 2021, respectively, with a liquidation preference of $— and $575 thousand at December 31, 2022 and December 31, 2021, respectively.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 75,668,826 and 63,287,965 issued and outstanding at December 31, 2022 and 2021, respectively.	76	63
Additional paid-in capital	279,552	138,620
Accumulated deficit	(115,893)	(110,614)
Total Vertex Energy, Inc. stockholders’ equity	163,735	28,069
Non-controlling interest	1,685	1,997
Total equity	165,420	30,066
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$689,385	$266,060

See accompanying notes to the consolidated financial statements

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,
(in thousands, except per share amounts)

	2022	2021	2020
Revenues	$2,791,715	$207,760	$103,810
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,598,276	178,786	91,630
Depreciation and amortization attributable to costs of revenues	13,429	4,043	3,667
Gross profit	180,010	24,931	8,513

Operating expenses:
Selling, general and administrative expenses	127,782	30,606	20,376
Loss on assets impairment	—	2,124	—
Depreciation and amortization attributable to operating expenses	3,673	1,681	1,645
Total operating expenses	131,455	34,411	22,021
Income (loss) from operations	48,555	(9,480)	(13,508)
Other income (expense):
Other income (expense)	(306)	4,158	(125)
Gain (loss) on change in value of derivative warrant liability	7,821	(15,685)	1,639
Interest expense	(79,911)	(3,832)	(980)
Total other income (expense)	(72,396)	(15,359)	534
Loss from continuing operations before income tax	(23,841)	(24,839)	(12,974)
Income tax benefit	7,171	—	—
Loss from continuing operations	(16,670)	(24,839)	(12,974)
Income from discontinued operations, net of tax	18,667	17,178	1,578
Net income (loss)	1,997	(7,661)	(11,396)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from continuing operations	(63)	207	364
Net income attributable to non-controlling interest and redeemable non-controlling interest from discontinued operations	6,882	10,496	276
Net loss attributable to Vertex Energy, Inc.	(4,822)	(18,364)	(12,036)

Accretion of redeemable noncontrolling interest to redemption value	(428)	(1,992)	(15,135)
Accretion of discount on Series B and B-1 Preferred Stock	—	(507)	(1,688)
Dividends on Series B and B-1 Preferred Stock	—	258	(1,903)

Net loss attributable to stockholders from continuing operations	(17,035)	(27,287)	(32,064)
Net income available to stockholders from discontinued operations, net of tax	11,785	6,682	1,302
Net loss attributable to common stockholders	$(5,250)	$(20,605)	$(30,762)

Basic income (loss) per common share
Continuing operations	$(0.24)	$(0.48)	$(0.70)
Discontinued operations, net of tax	0.17	0.12	0.03
Basic loss per common share	$(0.07)	$(0.36)	$(0.67)

Diluted income (loss) per common share
Continuing operations	$(0.24)	$(0.48)	$(0.70)
Discontinued operations, net of tax	0.17	0.12	0.03
Diluted loss per common share	$(0.07)	$(0.36)	$(0.67)

Shares used in computing income (loss) per share
Basic	70,686	56,303	45,509
Diluted	70,686	56,303	45,509

See accompanying notes to the consolidated financial statements

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDING DECEMBER 31, 2022, 2021 AND 2020

(in thousands except par value)

	Common Stock		Series A Preferred		Series C Preferred		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders’
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Capital	Deficit	Interest	Equity
Balance on December 31, 2019	43,396	$44	420	$—	—	$—	$81,528	$(59,247)	$777	$23,102
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,903)	—	(1,903)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,688)	—	(1,688)
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71)	—	—	(71)
Share based compensation expense	—	—	—	—	—	—	656	—	—	656
Adjustment of carrying amount of noncontrolling interest	—	—	—	—	—	—	9,091	—	—	9,091
Conversion of Series B1 Preferred stock to common	2,159	2	—	—	—	—	3,366	—	—	3,368
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(15,135)	—	(15,135)
Net loss	—	—	—	—	—	—	—	(12,036)	640	(11,396)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(99)	(99)
Balance on December 31, 2020	45,555	46	420	—	—	—	94,570	(90,009)	1,318	5,925
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(372)	—	(372)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(507)	—	(507)
Conversion of B1 Preferred Stock to common	7,722	7	—	—	—	—	12,038	—	—	12,045
Share based compensation expense	—	—	—	—	—	—	863	—	—	863
Exercise of B1 warrants	3,093	3	—	—	—	—	16,402	—	—	16,405
Exercise of options	1,800	2	—	—	—	—	2,188	—	—	2,190
Conversion of Series A Preferred stock to common stock	34	—	(34)	—	—	—	—	—	—	—
Distribution to noncontrolling	—	—	—	—	—	—	—	—	(169)	(169)
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(1,992)	—	(1,992)
Conversion of Series B Preferred Stock to common stock	5,084	5	—	—	—	—	12,559	630	—	13,194
Contribution from noncontrolling interest	—	—	—	—	—	—	—	—	(11)	(11)
Net loss	—	—	—	—	—	—	—	(18,364)	10,703	(7,661)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(9,844)	(9,844)
Balance on December 31, 2021	63,288	63	386	—	—	—	138,620	(110,614)	1,997	30,066
Reclass of derivative liabilities	—	—	—	—	—	—	78,789	—	—	78,789
Exercise of warrants	1,209	1	—	—	—	—	(1)	—	—	—
Exercise of options	622	1	—	—	—	—	729	—	—	730
Share based compensation expense	—	—	—	—	—	—	1,574	—	—	1,574
Conversion of Series A Preferred stock to common stock	386	1	(386)	—	—	—	—	—	—	1
Conversion of Convertible Senior Notes to common, net	10,165	10	—	—	—	—	59,812	—	—	59,822
Adjustment of redeemable non controlling interest	—	—	—	—	—	—	29	(29)	—	—
Distribution to noncontrolling interest	—	—	—	—	—	—	—	—	(380)	(380)
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(428)	—	(428)
Redemption of noncontrolling interest	—	—	—	—	—	—	—	—	41	41
Net income (loss)	—	—	—	—	—	—	—	(4,822)	6,819	1,997
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(6,792)	(6,792)
Balance on December 31, 2022	75,670	$76	—	$—	—	$—	$279,552	$(115,893)	$1,685	$165,420

See accompanying notes to the consolidated financial statements

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDING DECEMBER 31, 2022, 2021 AND 2020

	2022	2021	2020
Cash flows from operating activities
Net income (loss)	$1,997	$(7,661)	$(11,396)
Net income from discontinued operations, net of tax	18,667	17,178	1,578
Net loss from continuing operations	(16,670)	(24,839)	(12,974)
Adjustments to reconcile net income (loss) from continuing operations to cash used in operating activities:
Stock-based compensation expense	1,574	862	656
Depreciation and amortization	17,102	5,724	5,312
Provision for bad debt	242	826	239
Loss (gain) on commodity derivative contracts	87,978	2,258	(3,477)
Provision for environment clean up	1,428	—
Gain on forgiveness of debt	—	(4,222)	—
Net cash settlement on commodity derivatives	(92,556)	(2,436)	4,253
Loss on sale of assets	220	64	125
Loss on assets impairment	—	2,124	—
Amortization of debt discount and deferred costs	49,251	1,231	48
Deferred income tax benefit	(7,171)	—	—
Loss (gain) on change in value of derivative warrant liability	(7,821)	15,685	(1,639)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(27,183)	(821)	1,984
Inventory	2,586	(3,997)	2,705
Prepaid expenses	(26,724)	(1,615)	53
Accounts payable	10,850	1,054	2,884
Accrued expenses	77,647	2,551	(2,992)
Other assets	56	(48)	(868)
Net cash provided by (used in) operating activities from continuing operations	70,809	(5,599)	(3,691)
Cash flows from investing activities
Internally developed or purchased software	(149)	—	(50)
Deposit for refinery purchase and related costs	—	(13,663)	—
Redemption of noncontrolling entity	556	—	—
Proceeds from the sale of assets	395	75	75
Acquisition of business, net of cash	(227,525)	2	(1,822)
Purchase of fixed assets	(75,512)	(2,331)	(5,550)
Net cash used in investing activities from continuing operations	(302,235)	(15,917)	(7,347)
Cash flows from financing activities
Line of credit payments, net	—	(133)	(3,143)
Proceeds received from exercise options and warrants	730	6,921	—
Net borrowings on inventory financing agreements	117,189	—	—
Contribution received from stockholder	—	2	—
Distribution to non-controlling interest	(380)	(169)	—
Contribution received from redeemable noncontrolling interest	—	—	21,000
Redemption of redeemable noncontrolling interest	(50,666)	—	—
Payments on finance leases	(819)	(844)	(403)
Proceeds from issuance of notes payable	173,256	143,831	8,217
Payments made on notes payable	(18,948)	(15,836)	(10,367)
Net cash provided by financing activities from continuing operations	220,362	133,772	15,304

Discontinued operations:
Net cash provided by operating activities	25,287	15,349	3,675
Net cash used in investing activities	(4,663)	(1,973)	(1,146)
Net cash used in financing activities	—	—	—
Net cash provided by discontinued operations	20,624	13,376	2,529

Net change in cash and cash equivalents and restricted cash	9,560	125,632	6,795
Cash and cash equivalents and restricted cash at beginning of the year	136,627	10,995	4,200
Cash and cash equivalents and restricted cash at end of year	$146,187	$136,627	$10,995

Cash and cash equivalents	$141,258	$36,130	$10,895
Restricted cash	4,929	100,497	100
Cash and cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$146,187	$136,627	$10,995

SUPPLEMENTAL INFORMATION
Cash paid for interest	$33,901	$2,273	$1,051
Cash paid for income taxes	—	—	—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series B and B1 Preferred Stock into common stock	$—	$24,610	$3,368
Dividends on Series B and B-1 Preferred Stock	$—	$(258)	$1,903
Initial adjustment of carrying amount of redeemable noncontrolling interest	$—	$—	$9,091
Accretion of discount on Series B and B-1 Preferred Stock	$—	$507	$1,688
Accretion of redeemable noncontrolling interest to redemption value	$428	$1,992	$15,135
Equipment acquired under capital leases standard	$46,351	$552	$1,018
Equipment acquired under operating leases standard	$20,452	$89	$—
Reclass derivative liabilities	$78,789	$—	$—
Conversion of Senior note	$59,822	$—	$—

See accompanying notes to the consolidated financial statements

VERTEX ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Vertex Energy, Inc. (the “Company” or “Vertex Energy”) is an energy transition company specializing in refining and marketing high-value conventional and lower-carbon alternative transportation fuels. We operate used motor oil processing plants in Houston, Texas, Port Arthur, Texas, Marrero, Louisiana, and Columbus, Ohio.

As of April 1, 2022, we own a refinery in Mobile, Alabama (the “Mobile Refinery”) with an operable refining capacity of 75,000 barrels per day (“bpd”) and more than 600,000 barrels of storage capacity. The total purchase consideration was $75.0 million in cash plus $16.3 million in previously agreed upon capital expenditures and miscellaneous prepaid and reimbursable items. At the time of the acquisition, the Company also purchased $130.0 million in hydrocarbon inventories of which $124.0 were financed under an inventory financing agreement. See Note 3 “Mobile Refinery Acquisition” and Note 10 “Inventory Financing Agreement” for additional information.

Used Motor Oils Business (“UMO Business”)

Our UMO Business consists of our used oil refinery in Marrero, Louisiana, our Heartland used oil refinery in Ohio, our H&H and Heartland used motor oil (UMO) collections business; our oil filters and absorbent materials recycling facility in East Texas; and the rights to a lease at the Cedar Marine terminal in Baytown, Texas. The UMO Business is presented as part of our Black Oil segment in our consolidated financial statements. On June 29, 2021, the Company, through certain of its subsidiaries, entered into an Asset Purchase Agreement (the “UMO Sale Agreement”) with Safety-Kleen Systems, Inc. (“Safety-Kleen”) by which Safety-Kleen agreed to acquire the Company’s UMO Business. Assets which form a part of our Black Oil Segment which were not part of the UMO Sale Agreement consists of (1) our re-refining complex located in Belle Chasse, Louisiana, which we refer to as our Myrtle Grove Facility; (2) our Marine division established in 2022, which consists of blending and distribution of fuels to the marine market; and (3) our finished lubricants and metal operations, including the distribution and blending of lubricants as well as a metal recovery operation.

On January 24, 2022, the Company and its subsidiaries that were party to the UMO Sale Agreement and Safety-Kleen, entered into an Asset Purchase Termination Agreement (the “UMO Termination Agreement”) pursuant to which the UMO Sale Agreement was terminated. Under the terms of the UMO Termination Agreement, the Company paid a termination fee to Safety-Kleen of $3.0 million. Immediately upon receipt of such termination fee, which the Company paid simultaneously with the execution of the UMO Termination Agreement, the UMO Sale Agreement was terminated.

On February 1, 2023, HPRM LLC (“HPRM”), which is indirectly wholly-owned by the Company, entered into a Sale and Purchase Agreement (the “Sale Agreement”) with GFL Environmental Services USA, Inc. (“GFL”) whereby HPRM agreed to sell to GFL, and GFL agreed to purchase from HPRM, all of HPRM’s equity interest in Vertex OH. Vertex Operating and GFL Environmental Inc. (“GFL Environmental”), an affiliate of GFL, were also parties to the Sale Agreement, solely for the purpose of providing certain guarantees of the obligations of HPRM and GFL as discussed in greater detail below.

Pursuant to the Sale Agreement, HPRM agreed to sell GFL all of its equity interests in Vertex OH, which owns the Heartland refinery located in Columbus, Ohio (the “Heartland Refinery”). The sale also includes all property and assets owned by Vertex OH, including inventory associated with the Heartland Refinery, and all real and leased property and permits owned by Vertex OH, and all used motor oil collection and recycling assets and operations owned by Vertex OH (collectively with the Heartland Refinery, the “Heartland Assets and Operations”).

The transactions contemplated by the Sale Agreement closed on February 1, 2023.

The purchase price for the transaction was $90 million in an all cash agreement, subject to certain customary adjustments for net working capital, taxes and assumed liabilities. We also entered into a transition services agreement, restrictive covenant agreement and, through our subsidiary Vertex LA, a used motor oil supply agreement with GFL in connection with the sale.

Vertex Operating guaranteed all of the obligations of HPRM pursuant to the terms of the Sale Agreement and GFL Environmental guaranteed all of the obligations of GFL pursuant to the terms of the Sale Agreement.

As a result of the above, the Company has determined to present the Company’s Heartland refinery and all used motor oil collection and recycling assets and operations owned by Vertex OH as discontinued operations.

Refining and Marketing

Effective April 1, 2022, we completed the acquisition of a 75,000 bpd crude oil refinery ten miles north of Mobile, in Saraland, Alabama (the “Mobile Refinery”) and related logistics assets, which include a deep-water draft, bulk loading terminal facility with 600,000 barrels (bbls) of storage capacity for crude oil and associated refined petroleum products located in Mobile, Alabama (the “Blakeley Island Terminal”). The terminal includes a dock for loading and unloading vessels with a pipeline tie-in, as well as the related logistics infrastructure of a high-capacity truck rack with 3-4 loading heads per truck, each rated at 600 gallons per minute (the “Mobile Truck Rack”). The Mobile Refinery currently processes heavy and sour crude to produce heavy olefin feed, regular gasoline, premium gasoline, jet fuel, and diesel fuel.

Additionally, Vertex Energy aggregates used motor oil, petroleum distillates, transmix and other off-specification chemical products. These feedstock streams are purchased from pipeline operators, refineries, chemical processing facilities and third-party providers. The Company has a toll-based processing agreement in place with Monument Chemical Port Arthur, LLC (“Monument Chemical”) to re-refine these feedstock streams, under the Company’s direction, into various end products. Monument Chemical uses industry standard processing technologies to re-refine the feedstock into pygas, gasoline blendstock and marine fuel cutterstock. The Company sells the re-refined products directly to end customers or to processing facilities for further refinement. In addition, we are distributing refined motor fuels such as gasoline, blended gasoline products and diesel used as engine fuels, to third party customers who typically resell these products to retailers and end consumers.

Black Oil and Recovery

Through its Black Oil segment, which has been operational since 2001, Vertex Energy aggregates and sells used motor oil. The Company has a network of approximately 30 suppliers that collect used oil from businesses such as oil change service stations, automotive repair shops, manufacturing facilities, petroleum refineries, and petrochemical manufacturing operations. The Company procures the used oil from collectors and manages the logistics of transport, storage and delivery to its customers. Typically, the used oil is sold in bulk to ensure the efficient delivery by truck, rail, or barge. In many cases, there are contractual procurement and sale agreements with the suppliers and customers, respectively. The Company believes these contracts are beneficial to all parties involved because they help ensure a minimum volume is procured from collectors, a minimum volume is sold to the customers, and the Company is insulated from inventory risk by a spread between the costs to acquire used oil and the revenues received from the sale and delivery of used oil. In addition, the Company operates its own re-refining operations at the Cedar Marine Terminal, in Baytown, Texas, which uses the Company’s proprietary Thermal Chemical Extraction Process (“TCEP”) technology to re-refine the used oil into marine fuel cutterstock (when such use makes economic sense) and a higher-value feedstock for further processing. The finished product can then be sold by barge as a fuel oil cutterstock and a feedstock component for major refineries. Through the operations at our Marrero, Louisiana facility, we produce a Vacuum Gas Oil (VGO) product from used oil re-refining which is then sold via barge to end users to utilize in a refining process or a fuel oil blend. Through the operations at our Columbus, Ohio facility, we produce a base oil finished product which is then sold via truck or rail car to end users for blending, packaging and marketing of lubricants.

Discontinued operations of Vertex include our Heartland Assets and Operations. Refer to Note 24, “Discontinued Operations” for additional information.

Through its Recovery segment, Vertex Energy aggregates and sells ferrous and non-ferrous recyclable metal products that are recovered from manufacturing and consumption.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, entities controlled by the Company through a greater than 50% voting interest and certain variable interest entities (“VIE”) for which the Company is the primary beneficiary. All intercompany transactions have been eliminated. For consolidated entities where the Company owns or is exposed to less than 100% of the economics, the Company records net income (loss) attributable to noncontrolling interests in the consolidated statements of operations equal to the percentage of the economic or ownership interest retained in such entities by the respective noncontrolling parties.

The Company assesses whether it is the primary beneficiary of a VIE at the inception of the arrangement and at each reporting date. This assessment is based on the Company’s power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and its obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE.

The following is a description of the Company’s consolidated wholly-owned subsidiaries and consolidated VIEs:

•	Cedar Marine Terminals, L.P. (“CMT”) operates a 19-acre bulk liquid storage facility on the Houston Ship Channel. The terminal serves as a truck-in, barge-out facility and provides throughput terminal operations. CMT is also the site of the TCEP.

•	Crossroad Carriers, L.P. (“Crossroad”) is a common carrier that provides transportation and logistical services for liquid petroleum products, as well as other hazardous materials and product streams.

•	Vertex Recovery, L.P. (“Vertex Recovery”) is a generator solutions company for the recycling and collection of used oil and oil-related residual materials from large regional and national customers throughout the U.S. It facilitates its services through a network of independent recyclers and franchise collectors.

•	H&H Oil, L.P. (“H&H Oil”) collects and recycles used oil and residual materials from customers based in Austin, Baytown, Dallas, San Antonio and Corpus Christi, Texas.

•	Vertex Refining, LA, LLC which owns a used oil re-refinery based in Marrero, Louisiana.

•	Vertex Refining, NV, LLC (“Vertex Refining”) is a base oil marketing and distribution company with customers throughout the United States.

•	Vertex Recovery Management, LLC currently buys and prepares ferrous and non-ferrous scrap intended for large haul barge sales.

•	Vertex Refining, OH, LLC (“Vertex OH”) collects and re-refines used oil and residual materials from customers throughout the Midwest. Refinery operations are based in Columbus, Ohio with collection branches located in Norwalk, Ohio, Zanesville, Ohio, Ravenswood, West Virginia, and Mt. Sterling, Kentucky. Effective May 26, 2022, the ownership of 65% of the assets of Vertex OH, LLC were acquired from Vertex Operating, Tensile-Heartland Acquisition Corporation (“Tensile-Heartland”), an affiliate of Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California (“Tensile”) in connection with the Vertex Splitter Corporation (“Vertex Splitter”), a wholly-owned subsidiary of the Company, transaction (discussed below under “Note 23. Non-Controlling Interest” - “Heartland Re-refining Complex”), making Vertex OH a wholly-owned subsidiary of the Company.

•	HPRM LLC (“Heartland SPV”), a Delaware Limited Liability Company. Heartland SPV is currently owned 100% by Vertex Operating.

•	Vertex Refining Myrtle Grove LLC (“MG SPV”), is a special purpose entity formed to hold the Belle Chasse, Louisiana, re-refining complex, which entity is currently 100% owned by Vertex Operating as a result of the transaction which closed on April 1, 2022, as discussed below under “Note 23. Non-Controlling Interest” - “Myrtle Grove Facility.

•	Crystal Energy, LLC (“Crystal Energy”) purchases, stores, sells, and distributes refined motor fuels. These activities include the wholesale distribution of gasoline, blended gasoline, and diesel for use as engine fuel to operate automobiles, trucks, locomotives, and construction equipment.

•	Vertex Energy Operating, LLC (“Vertex Operating”), is a holding company for various of the subsidiaries described above.

•	Vertex Refining Alabama, LLC, (“VRA”), owns and operates a refinery located in Mobile, AL, which produces multiple hydrocarbon products.

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Restricted cash as of December 31, 2022, consisted of a $4.8 million deposit in a bank for financing of a short-term equipment lease, and a $0.1 million deposit in a money market account to serve as collateral for payment of a credit card. As of December 31, 2021, a total of $100.4 million was held in an escrow account in connection with the issuance of certain convertible notes (see Note 15. “Financing Arrangements”). The funds were released on April 1, 2022 and used in the purchase of the Mobile Refinery. See Note 3 “Mobile Refinery Acquisition”.

Accounts Receivable

Accounts receivable represents amounts due from customers. Accounts receivable are recorded at invoiced amounts, net of reserves and allowances, do not bear interest and are not collateralized. The Company uses its best estimate to determine the required allowance for doubtful accounts based on a variety of factors, including the length of time receivables are past due, economic trends and conditions affecting its customer base, significant one-time events, and historical write-off experience. Specific provisions are recorded for individual receivables when we become aware of a customer’s inability to meet its financial obligations. The Company reviews the adequacy of its reserves and allowances quarterly.

Receivable balances greater than 90 days past due are individually reviewed for collectability and if deemed uncollectible, are charged off against the allowance accounts after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventory and Obligations Under Inventory Financing Agreements

Mobile Refinery. Inventories at the Mobile Refinery consist of crude oil and refined petroleum products. Simultaneously with the acquisition of the Mobile Refinery in April 2022, the Company entered into an inventory financing agreement with Macquarie Energy North America Trading Inc. (“Macquarie”) under which Macquarie agreed to finance all the crude oil utilized at the Mobile Refinery under procurement contracts. In addition, the Company became a party to a Supply and Offtake Agreement with Macquarie. Under this arrangement, the Company purchases crude oil supplied from third-party suppliers and Macquarie provides credit support for certain of these purchases. Macquarie holds title to all crude oil and refined products inventories at all times, except for liquefied petroleum gases and sulfur, which the Company has pledged, together with all receivables arising from the sales of such inventories.

The crude oil remains in the legal title of Macquarie and is stored in our storage tanks governed by a storage agreement. Legal title to the crude oil passes to us at the tank outlet. After processing, Macquarie takes title to the refined products stored in our storage tanks until they are sold to our retail locations or to third parties. We record the inventory owned by Macquarie on our behalf as inventory with a corresponding accrued liability on our balance sheet because we maintain the risk of loss until the refined products are sold to third parties and we have an obligation to repurchase it. The valuation of our repurchase obligation requires that we make estimates of the prices and differentials assuming settlement occurs at the end of the reporting period.

Throughout the term of the agreement, when Vertex repurchases the crude and refined products from Macquarie or otherwise directs Macquarie to sell such crude and refined products to third parties, the Company should decrease the product financing liability balance accordingly.

Hydrocarbon inventories at the Mobile Refinery are stated at the lower of cost or net realizable value using the weighted average inventory accounting method. Estimating the net realizable value of our inventory requires management to make assumptions about the timing of sales and the expected proceeds that will be realized for these sales. See Note 9 “Inventory” and Note 10 “Inventory Financing Agreement” for more information.

Other locations. Inventories from our legacy business consist of feedstocks and refined petroleum products and recovered ferrous and non-ferrous metals. These commodity inventories are stated at the lower of cost or net realizable value using the first-in, first-out (“FIFO”) accounting method.

RINs

The Company is subject to obligations to purchase Renewable Identification Numbers (“RINs”) required to comply with the renewable fuel standard implemented by Environmental Protection Agency (“EPA”), which sets annual quotas for the quantity of renewable fuels (such as ethanol) that must be blended into motor fuels consumed in the United States (the “Renewable Fuel Standard”). The Company’s overall RINs obligation is based on a percentage of domestic shipments of on-road fuels as established by the EPA. To the degree the Company is unable to blend the required amount of biofuels to satisfy its RIN obligations, RINs must be purchased on the open market to avoid penalties and fines. The Company records its RIN obligations on a net basis in accrued expenses when its RIN liability is greater than the amount of RINs earned and purchased in a given period and in prepaid and other current assets when the amount of RINs earned and purchased is greater than the RIN liability.

Fixed Assets

Fixed assets are stated at historical costs, or at fair value if purchased in a business acquisition. Depreciation of fixed assets placed in operations is provided using the straight-line method over the estimated useful lives of the assets. The policy of the Company is to charge amounts for major maintenance and repairs to expenses, and to capitalize expenditures for major replacements and betterments.

Turnarounds represent major maintenance activities that require the shutdown of significant parts of a plant to perform necessary inspection, cleaning, repairs, and replacements of assets. Planned turnaround activities vary in frequency dependent on refinery units, and follow the deferral method of accounting. Under the deferral method, the costs of turnarounds are deferred and amortized on a straight-line basis over a four-year period of time, which represents the estimated time until the next turnaround occurs.

Internal-Use Software and Cloud Computing Costs

The Company incurs costs related to internal-use software and cloud computing implementation costs, including purchased software and internally-developed software. Costs incurred in the planning and evaluation stage of internally-developed software and cloud computing development are expensed as incurred. Certain costs incurred and accumulated during the application development stage are capitalized and included within intangibles, net on the consolidated balance sheets. Amortization of internal-use software is recognized on a straight-line basis over the estimated useful life of the assets.

The Company has non-cancellable cloud computing hosting arrangements for which it incurs implementation costs. Costs incurred in the planning and evaluation stage of the cloud computing hosting arrangement are expensed as incurred. Costs incurred during the application development stage related to implementation of the hosting arrangement are capitalized and included within prepaid expenses on the consolidated balance sheets. Amortization of implementation costs is recognized on a straight-line basis over the term of the associated hosting arrangement for each module or component of the related hosting arrangement when it is ready for its intended use. Amortization costs are presented in selling, general and administrative expense on the consolidated statements of operations.

Asset Retirement Obligations

The Company records an asset retirement obligation at fair value for the estimated cost to retire a tangible long-lived asset at the time the Company incurs that liability, which is generally when the asset is purchased, constructed, or leased. The Company records the liability when it has a legal obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made. If a reasonable estimate cannot be made at the time the liability is incurred, the Company records the liability when sufficient information is available to estimate the liability’s fair value. Certain of the Company’s asset retirement obligations are based on its legal obligation to perform remedial activity at its refinery sites when it permanently ceases operations of the long-lived assets. The Company therefore considers the settlement date of these obligations to be indeterminable. Accordingly, the Company cannot calculate an associated asset retirement liability for these obligations at this time. The Company will measure and recognize the fair value of these asset retirement obligations when the settlement date is determinable.

Intangible Assets

Intangible assets are amortized over their estimated useful lives. Amortizable intangible assets are reviewed at least annually to determine whether events and circumstances warrant a revision to the remaining period of amortization or an impairment.

Business Combinations

The Company accounts for business combinations using the acquisition method of accounting. The results of operations for the acquired entities are included in the Company’s consolidated financial results from their associated acquisition dates. The Company allocates the purchase price of acquisitions to the tangible assets, liabilities, and identifiable intangible assets acquired based on their estimated fair values. A portion of the purchase price for certain of our acquisitions is contingent upon the realization of certain operating results. The fair values assigned to identifiable intangible assets acquired and contingent consideration were determined by third party specialists engaged by the Company on a case-by-case basis. The excess of the purchase price over the fair value of the identified assets and liabilities is recorded as goodwill. If the fair value of the identified assets and liabilities exceeds the purchase price, a bargain purchase is recognized and included in income from continuing operations.

Environmental Obligations

We accrue for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. The liability represents the expected costs of remediating contaminated soil and groundwater at the site. Costs of future expenditures for environmental remediation obligations are discounted to their present value.

Fair Value of Financial Instruments

Under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC), the Company is permitted to elect to measure financial instruments and certain other items at fair value, with the change in fair value recorded in earnings. The Company has elected not to measure any eligible items using the fair value option. Consistent with the Fair Value Measurement Topic of the FASB ASC, the Company implemented guidelines relating to the disclosure of its methodology for periodic measurement of our assets and liabilities recorded at fair market value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Our Level 1 assets primarily include our cash and cash equivalents. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. The carrying amounts of accounts receivable, accounts payable and accrued liabilities approximate their fair values due to the immediate or short-term maturities of these financial instruments.

Our Level 2 liabilities include our marked to market changes in the estimated value of our open derivative commodity contracts held at the balance sheet date. The Company estimates the fair values of the crude oil swaps and collars based on published forward commodity price curves for the underlying commodity as of the date of the estimate for which published forward pricing is readily available. The determination of the fair values above incorporates various factors including the impact of the Company’s non-performance risk and the credit standing of the counterparty involved in the Company’s derivative commodity contracts. In addition, the Company routinely monitors the creditworthiness of its counterparty.

Our Level 3 liabilities include our marked to market changes in the estimated value of our derivative warrants issued in connection with our Series B Preferred Stock and Series B1 Preferred Stock, all of which have expired, been exercised, or converted into common stock as of December 31, 2021, Convertible Senior Notes which were sold in November 2021, and Term Loans which were issued on April 1 and May 26, 2022.

Nonfinancial assets and liabilities measured at fair value on a nonrecurring basis include certain nonfinancial assets and liabilities as may be acquired in a business combination and thereby measured initially at fair value. See “Note 3. Mobile Refinery Acquisition” of assets purchased according to the agreement.

Debt Issuance Costs

The Company follows the accounting guidance of ASC 835-30, Interest-Imputation of Interest, which requires that debt issuance costs related to a recognized debt liability be reported on the Consolidated Balance Sheet as a direct reduction from the carrying amount of that debt liability, and amortized over the debt term using the effective interest rate method.

Revenue Recognition

Our revenues are primarily generated from contracts with customers through the sale of refined petroleum products. The Company recognizes revenue from product sales at prevailing market rates at the point in time in which the customer obtains control of the product. The time at which delivery and transfer of title occurs is the point when the Company’s control of the products is transferred to the Company’s customers and when its performance obligation to its customers is fulfilled. Delivery and transfer of title are specifically agreed to between the Company and customers within the contracts. The timing of our revenue recognition may differ from the timing of payment from our customers. A receivable is recorded when revenue is recognized prior to payment and we have an unconditional right to payment.

Commodity sales contracts may meet the definition of a derivative or may contain embedded derivatives that may require bifurcation from the host contract with the customer. ASC 815-10-15 provides criteria that must be met in order for purchases and sales contracts to qualify for “normal purchase normal sale” (NPNS) scope exception. Per ASC 815-10-15-22, NPNS are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold by the reporting entity over a reasonable period in the normal course of business. The Company is elected the NPNS since no net settlement has occurred in the past or is anticipated in the future.

Reclassification of Prior Year Presentation

Certain prior period amounts have been reclassified to conform to current period presentation. These reclassifications had no effect on the reported stockholders’ equity. The Company reclassified $66.4 million of assets held for sale to assets held and used and $35.1 million of liabilities held for sale to liabilities held and paid in the accompanying 2021 Consolidated Balance Sheet, accordingly, reclassified $5.6 million of net income and $6.9 million of net loss to continued operation in the accompanying 2021 and 2020 Consolidated Statement of Operations, respectively.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results could differ from these estimates. Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Significant items subject to estimates and assumptions include the carrying amount and useful lives of property and equipment and intangible assets, impairment assessments, share-based compensation expense, and valuation allowances for accounts receivable, inventories, deferred tax assets, derivative liabilities, and redemption value of noncontrolling interest.

Leases

The Company determines whether a contract is or contains a lease when we have the right to control the use of the identified asset in exchange for consideration. Lease liabilities and right-of-use assets (“ROU assets”) are recognized at the commencement date based on the present value of lease payments over the lease term. According to ASU No. 2016-02, Leases (Topic 842), the Company elected certain practical expedients which permit us to not reassess whether existing contracts are or contain leases, to not reassess the lease classification of any existing leases, to not reassess initial direct costs for any existing leases, and to not separate lease and nonlease components for all classes of underlying assets.  We also made an accounting policy election to keep leases with an initial term of 12 months or less off of the balance sheet for all classes of underlying assets. Additional information and disclosures required by this new standard are contained in “Note 16. Leases”.

Impairment of Long-Lived Assets

The Company evaluates the carrying value and recoverability of its long-lived assets when circumstances warrant such evaluation. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company determined that no long-lived asset impairment existed during the years ended December 31, 2022 and 2020.

During August 2021, Hurricane Ida made landfall in southeast Louisiana, approximately 30 miles directly south and west of the Myrtle Grove facility, which resulted in the entire 42 acre Myrtle Grove site to be covered with 4-6 feet of storm surge. The Company determined that the hurricane triggered the uncertainty around the recoverability of some construction-in-progress assets and impaired these assets at December 31, 2021. Refer to “Note 12. Fixed Assets, Net” for detailed information.

Income Taxes

The Company accounts for income taxes in accordance with the FASB ASC Topic 740. The Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible. The Company considers, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

As part of the process of preparing its consolidated financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. This process requires the Company to estimate its actual current tax liability and to assess temporary differences resulting from differing book versus tax treatment of items, such as deferred revenue, compensation and benefits expense and depreciation. These temporary differences result in deferred tax assets and liabilities, which are included within the Company’s consolidated balance sheet. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized and, when necessary, valuation allowances are established. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers the level of historical taxable income, scheduled reversals of deferred taxes, projected future taxable income and tax planning strategies that can be implemented by the Company in making this assessment. If actual results differ from these estimates or the Company adjusts these estimates in future periods, the Company may need to adjust its valuation allowance, which could materially impact the Company’s consolidated financial position and results of operations.

Tax contingencies can involve complex issues and may require an extended period of time to resolve. Changes in the level of annual pre-tax income can affect the Company’s overall effective tax rate. Until all net operating losses are utilized, there is no impact on the effective tax rate. Furthermore, the Company’s interpretation of complex tax laws may impact its recognition and measurement of current and deferred income taxes.

The Company recognizes and measures a tax benefit from uncertain tax positions when it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company recognizes a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company adjusts these liabilities when its judgment changes as a result of the evaluation of new information not previously available. Due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate or future recognition of an unrecognized benefit. These differences will be reflected as increases or decreases to income tax expense in the period in which they are determined.

The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the consolidated statements of operations. Accrued interest and penalties are included within deferred taxes, unrecognized tax benefits and other long-term liabilities line in the consolidated balance sheet.

Derivative Transactions

All derivative instruments are recorded on the accompanying balance sheets at fair value. Commodity derivative transactions are not designated as cash flow hedges under FASB ASC 815, Derivatives and Hedges. Accordingly, these commodity derivative contracts are marked-to-market and any changes in the estimated value of commodity derivative contracts held at the balance sheet date are recognized in the accompanying statements of operations as increases (losses) or decreases (gains) in cost of revenues. The derivative assets or liabilities are classified as either current or noncurrent assets or liabilities based on their anticipated settlement date. The Company nets derivative assets and liabilities for counterparties where it has a legal right of offset.

In accordance with ASC 815-40-25 and ASC 815-10-15, Derivatives and Hedging and ASC 480-10-25, Liabilities-Distinguishing from Equity, convertible preferred shares are accounted for net, outside of shareholders’ equity and warrants are accounted for as liabilities at their fair value during periods where they can be net cash settled in case of a change in control transaction. The warrants are accounted for as a liability at their fair value at each reporting period. The value of the derivative warrant liability will be re-measured at each reporting period with changes in fair value recorded in earnings. To derive an estimate of the fair value of these warrants, a Dynamic Black Scholes model is utilized which computes the impact of a possible change in control transaction upon the exercise of the warrant shares. This process relies upon inputs such as shares outstanding, our quoted stock prices, strike price and volatility assumptions to dynamically adjust the payoff of the warrants in the presence of the dilution effect.

Preferred Stock Classification

A mandatorily redeemable financial instrument shall be classified as a liability unless the redemption is required to occur only upon the liquidation or termination of the reporting entity. A financial instrument issued in the form of shares is mandatorily redeemable if it embodies an unconditional obligation requiring the issuer to redeem the instrument by transferring its assets at a specified or determinable date (or dates) or upon an event certain to occur. A financial instrument that embodies a conditional obligation to redeem the instrument by transferring assets upon an event not certain to occur becomes mandatory redeemable-and, therefore, becomes a liability-if that event occurs, the condition is resolved, or the event becomes certain to occur. The Series B Preferred Stock and Series B1 Preferred Stock required the Company to redeem such preferred stock on the fifth anniversary of the issuance of the Series B Preferred Stock if the redemption would not be subject to the existing restrictions under the Company’s senior credit agreement and if the Company was not prohibited from completing such redemption under Nevada law. SEC reporting requirements provide that any possible redemption outside of the control of the Company requires the preferred stock to be classified outside of permanent equity. The Series B and B1 Preferred Stock were automatically converted into common stock pursuant to their terms in June 2021.

Stock Based Compensation

The Company accounts for stock-based expense and activity in accordance with FASB ASC Topic 718, which establishes accounting for equity instruments exchanged for services. Under this topic, stock-based compensation costs are measured at the grant date, based on the calculated fair value of the award, and are recognized as an expense over both the employee and non-employee’s requisite service period, generally the vesting period of the equity grant.

The Company estimates the fair value of stock options using the Black-Scholes valuation model. Key input assumptions used to estimate the fair value of stock options include the exercise price of the award, expected option term, expected volatility of the stock over the option’s expected term, risk-free interest rate over the option’s expected term, and the expected annual dividend yield. The Company believes that the valuation technique and approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of the stock options granted.

Earnings Per Share

Basic earnings per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the periods presented. The calculation of basic earnings per share for the years ended December 31, 2022, 2021 and 2020, respectively, includes the weighted average of common shares outstanding. Diluted net income (loss) per share is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of common and common equivalent shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, such as convertible preferred stock, stock options, warrants or convertible securities.

Redeemable Noncontrolling Interests

As more fully described in “Note 23. Non-Controlling Interests”, the Company was party to put/call option agreements with the holder of Vertex Refining Myrtle Grove LLC (“MG SPV”) and HPRM LLC, a Delaware limited liability company (“Heartland SPV”), which entities were formed as special purpose vehicles in connection with certain transactions described in greater detail in “Note 23. Non-Controlling Interests”. The put options permitted MG SPV’s and Heartland SPV’s non-controlling interest holders, at any time on or after the earlier of (a) the fifth anniversary of the applicable closing date of such issuances and (ii) the occurrence of certain triggering events (an “MG Redemption” and “Heartland Redemption”, as applicable) to require MG SPV and Heartland SPV to redeem the non-controlling interest from the holder of such interest. Applicable accounting guidance requires an equity instrument that is redeemable for cash or other assets to be classified outside of permanent equity if it is redeemable (a) at a fixed or determinable price on a fixed or determinable date, (b) at the option of the holder, or (c) upon the occurrence of an event that is not solely within the control of the issuer. Based on this guidance, the Company classified the MG SPV and Heartland SPV non-controlling interests between the liabilities and equity sections of the accompanying consolidated balance sheets. If an equity instrument subject to the guidance is currently redeemable, the instrument is adjusted to its maximum redemption amount at the balance sheet date. If the equity instrument subject to the guidance is not currently redeemable but it is probable that the equity instrument will become redeemable (for example, when the redemption depends solely on the passage of time), the guidance permits either of the following measurement methods: (a) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument using an appropriate methodology, or (b) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The amount presented in temporary equity should be no less than the initial amount reported in temporary equity for the instrument. Because the MG SPV and Heartland SPV equity instruments were to become redeemable solely based on the passage of time, the Company determined that it was probable that the MG SPV and Heartland SPV equity instruments would become redeemable. The Company elected to apply the second of the two measurement options described above. An adjustment to the carrying amount of a non-controlling interest from the application of the above guidance does not impact net loss in the consolidated financial statements. Rather, such adjustments are treated as equity transactions and adjustment to net loss in determining net loss available to common stockholders for the purpose of calculating earnings per share. On April 1, 2022, the Company redeemed the non-controlling interest holder’s interest of MG SPV, and on May 26, 2022, the Company redeemed the non-controlling interest holder’s interest of Heartland SPV.

Assets and Liabilities Held for Sale

The Company classifies disposal groups as held for sale in the period in which all of the following criteria are met: (1) management, having the authority to approve the action, commits to a plan to sell the disposal group; (2) the disposal group is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such disposal groups; (3) an active program to locate a buyer or buyers and other actions required to complete the plan to sell the disposal group have been initiated; (4) the sale of the disposal group is probable, and transfer of the disposal group is expected to qualify for recognition as a completed sale, within one year, except if events or circumstances beyond the Company’s control extend the period of time required to sell the disposal group beyond one year; (5) the disposal group is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (6) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

A disposal group that is classified as held for sale is initially measured at the lower of its carrying amount or fair value less any costs to sell. Any loss resulting from this measurement is recognized in the period in which the held for sale criteria are met. No loss was recognized during the periods presented.

Subsequent changes in the fair value of a disposal group less any costs to sell are reported as an adjustment to the carrying amount of the disposal group, as long as the new carrying amount does not exceed the carrying amount of the asset at the time it was initially classified as held for sale. Upon determining that a disposal group meets the criteria to be classified as held for sale, the Company reports the assets and liabilities of the disposal group for all periods presented in the line items assets held for sale and liabilities held for sale, respectively, in the Consolidated Balance Sheets.

Discontinued Operations

The results of operations of a component of the Company that can be clearly distinguished, operationally and for financial reporting purposes, that either has been disposed of or is classified as held for sale is reported in discontinued operations, if the disposal represents a strategic shift that has, or will have, a major effect on the Company’s operations and financial results.

New Accounting Pronouncements

Accounting pronouncements adopted by the Company in 2022.

In August 2020, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity to simplify the accounting for convertible debt and other equity-linked instruments. The new guidance simplifies the accounting for convertible instruments by eliminating the cash conversion and beneficial conversion feature models used to separately account for embedded conversion features as a component of equity. Instead, the entity will account for the convertible debt or convertible preferred stock securities as a single unit of account, unless the conversion feature requires bifurcation and recognition as derivatives. Additionally, the guidance requires entities to use the if-converted method for all convertible instruments in the diluted earnings per share calculation and include the effect of potential share settlement for instruments that may be settled in cash or shares. The Company adopted this new guidance as of January 1, 2022, under the modified retrospective method. On January 20, 2022, our shareholders approved the issuance of shares of our common stock issuable upon the conversion of our then $155 million aggregate principal amount at maturity 6.25% Convertible Senior Notes due 2027 (the “Convertible Senior Notes”), and at that time, the $79 million derivative liabilities were recorded as additional paid-in capital.

Accounting pronouncements not yet adopted.

The Company has not identified any recent accounting pronouncements that are expected to have a material impact on our financial condition, results of operations or cash flows upon adoption.

NOTE 3. MOBILE REFINERY ACQUISITION

On May 26, 2021, Vertex Operating entered into a Sale and Purchase Agreement with Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Oil Company and Shell Chemical LP, subsidiaries of Shell plc (“Shell”) (the “Refinery Purchase Agreement”). On April 1, 2022 (the “Effective Date”), Vertex Operating assigned its rights to the Refinery Purchase Agreement to Vertex Refining Alabama LLC, a Delaware limited liability company (“Vertex Refining”) which is indirectly wholly-owned by the Company, and on the same date, Vertex Refining completed the acquisition of a Mobile, Alabama refinery (the “Mobile Refinery”) from Shell (the “Mobile Acquisition”). On the Effective Date, a total of $75 million (less $10 million previously paid) was paid by Vertex Refining in consideration for the acquisition of the Mobile Refinery, which amount was subject to customary purchase price adjustments and reimbursement for certain capital expenditures in the amount of approximately $0.4 million, $15.9 million for previously agreed upon capital expenditures and miscellaneous prepaid and reimbursable items, and $130 million in connection with the purchase of certain crude oil inventory and finished products owned by Shell and located at the Mobile Refinery on April 1, 2022. The Company also paid $8.7 million at closing pursuant to the terms of a Swapkit Purchase Agreement entered into with Shell on May 26, 2021 (the “Swapkit Agreement”), pursuant to which the Company agreed to fund a technology solution comprising the ecosystem required for the Company to run the Mobile Refinery after closing (the “Swapkit”). The Company incurred acquisition related costs consisting primarily of consulting and legal, which totaled $12.0 million in the years ended December 31, 2022 and were included in the Consolidated Statements of Operations in selling, general and administrative expenses.

The total $227.5 million purchase price and $12 million acquisition costs were funded by the $113 million proceeds from the $125 million of Term Loan, which issued on April 1, 2022, $100 million restricted cash which is the proceeds from the Convertible Senior Notes held in escrow and released on April 1, 2022 and $124.3 million of proceeds from Macquarie as a result of the simultaneous sale of such inventory to Macquarie pursuant to an Inventory Sales Agreement between Vertex Refining and Macquarie. Referred to “Note 15. Financing Arrangement” for more detailed information.

The following table summarizes the determination and recognition of assets acquired (in thousands):

	Financing Agreement	Vertex Acquisition	Total
Inventory	$124,311	$5,909	$130,220
Prepaid assets	—	147	147
Fixed assets	—	97,158	97,158
Total purchase price	$124,311	$103,214	$227,525

The following table presents summarized results of operations of the Mobile Refinery for the period from April 1, 2022 to December 31, 2022, which are included in the accompanying consolidated statement of operations for the period ended December 31, 2022 (in thousands):

For Nine Months Ended December 31, 2022
Revenue	$2,465,385
Net Income	$51,247

The following table presents unaudited pro forma results of operations reflecting the acquisition of the Mobile Refinery as if the acquisition had occurred as of January 1, 2020. This information has been compiled from current and historical financial statements and is not necessarily indicative of the results that actually would have been achieved had the transaction occurred at the beginning of the periods presented or that may be achieved in the future (in thousands):

	For the Year Ended December 31,
	2022	2021
Revenue	$3,216,285	$1,975,500
Net income (loss)	$77,336	$(25,800)

NOTE 4. COMMITMENTS AND CONTINGENCIES

Litigation

The Company, in its normal course of business, is involved in various claims and legal action. In the opinion of management, the outcome of these claims and actions will not have a material adverse impact upon the financial position of the Company. We are currently party to the following material litigation proceedings:

Vertex Refining LA, LLC (“Vertex Refining LA”), the wholly-owned subsidiary of Vertex Operating was named as a defendant, along with numerous other parties, in five lawsuits filed on or about February 12, 2016, in the Second Parish Court for the Parish of Jefferson, State of Louisiana, Case No. 121749, by Russell Doucet et. al., Case No. 121750, by Kendra Cannon et. al., Case No. 121751, by Lashawn Jones et. al., Case No. 121752, by Joan Strauss et. al. and Case No. 121753, by Donna Allen et. al. The suits relate to alleged noxious and harmful emissions from our facility located in Marrero, Louisiana. The suits seek damages for physical and emotional injuries, pain and suffering, medical expenses and deprivation of the use and enjoyment of plaintiffs’ homes. We intend to vigorously defend ourselves and oppose the relief sought in the complaints, provided that at this stage of the litigation, the Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation.

On November 17, 2020, Vertex filed a lawsuit against Penthol LLC (“Penthol”) in the 61st Judicial District Court of Harris County, Texas, Cause No. 2020-65269, for breach of contract and simultaneously sought a Temporary Restraining Order and Temporary Injunction enjoining Penthol from, among other things, circumventing Vertex in violation of the terms of that certain June 5, 2016 Sales Representative and Marketing Agreement entered into between Vertex Operating and Penthol (the “Penthol Agreement”). Vertex seeks damages, attorney’s fees, costs of court, and all other relief to which it may be entitled.

On February 8, 2021, Penthol filed a complaint against Vertex Operating in the United States District Court for the Southern District of Texas; Civil Action No. 4:21-CV-416 (the “Complaint”). Penthol’s Complaint sought damages from Vertex Operating for alleged violations of the Sherman Act, breach of contract, business disparagement, and misappropriation of trade secrets under the Defend Trade Secrets Act and Texas Uniform Trade Secrets Act. On August 12, 2021, United States District Judge Andrew S. Hanen dismissed Penthol’s Sherman Act claim. Penthol’s remaining claims are pending. Penthol is seeking a declaration that Vertex has materially breached the agreement; an injunction that prohibits Vertex from using Penthol’s alleged trade secrets and requires Vertex to return any of Penthol’s alleged trade secrets; awards of actual, consequential and exemplary damages, attorneys’ fees and costs of court; and other relief to which it may be entitled. Vertex denies Penthol’s allegations in the Complaint. Vertex contends Penthol’s claims are completely without merit, and that Penthol’s termination of the Penthol Agreement was wrongful and resulted in damages to Vertex that it is seeking to recover in the Harris County lawsuit. Further, Vertex contends that Penthol’s termination of the Penthol Agreement constitutes a breach by Penthol under the express terms of the Penthol Agreement, and that Vertex remains entitled to payment of the amounts due Vertex under the Penthol Agreement for unpaid commissions and unpaid performance incentives. Vertex disputes Penthol’s allegations of wrongdoing and intends to vigorously defend itself in this matter. On February 26, 2021, Penthol filed its second amended answer and counterclaims, alleging that Vertex improperly terminated the Penthol Agreement and that Vertex tortiously interfered with Penthol’s prospective and existing business relationships. Vertex denies these allegations and is vigorously defending them.

Recently, the parties agreed to move the pending claims and defenses in the Texas state court lawsuit into the federal court lawsuit (i.e., Civil Action No. 4:21-CV-416). Both parties also sought to amend their pleadings to add additional claims. By order dated October 18, 2022, the Judge in the lawsuit, Judge Hanen largely granted these requests. As a result, Vertex was granted leave to add Penthol C.V. as a defendant. Penthol was granted leave to add claims for fraud and breach of contract relating to an assignment agreement, and add claims for misappropriation of trade secrets. All pending claims between the parties are now in the federal court action.

The parties recently conducted numerous depositions and substantial document discovery. Vertex has filed a motion for summary judgment, and Penthol has filed a motion for partial summary judgment, both of which are pending.

This case is pending, but is currently set for trial during the first quarter of 2023.

We cannot predict the impact (if any) that any of the matters described above may have on our business, results of operations, financial position, or cash flows. Because of the inherent uncertainties of such matters, including the early stage and lack of specific damage claims in the Penthol matter, we cannot estimate the range of possible losses from them (except as otherwise indicated).

Environmental Matters

Like other petroleum refiners, we are subject to federal, state, and local environmental laws and regulations. These laws generally provide for control of pollutants released into the environment and require responsible parties to undertake remediation of hazardous waste disposal. These governmental entities may also propose or assess fines or require corrective actions for these asserted violations. Except as disclosed below, we do not anticipate that any such matters currently known to management will have a material impact on our financial condition, results of operations, or cash flows. On April 1, 2022, we acquired the Mobile Refinery and during the nine months ended December 31, 2022, we reserved $1.4 million for environment clean up.

NOTE 5. REVENUES

The following tables present our revenues disaggregated by geographical market and revenue source (in thousands):

	Year ended December 31, 2022
	Refining & Marketing	Black Oil & Recovery *	Consolidated
Primary Geographical Markets
Gulf Coast	$2,606,644	$185,071	$2,791,715
Sources of Revenue
Refined products:
Gasolines	$627,081	$—	627,081
Jet Fuels	438,999	—	438,999
Diesel	940,095	—	940,095
Other refinery products (1)	364,065	163,095	527,160
Re-refined products:
Pygas	51,154	—	51,154
Metals (2)	—	16,356	16,356
Other re-refined products (3)	178,639	2,749	181,388
Services:
Terminalling	6,611	—	6,611
Oil collection services	—	2,871	2,871
Total revenues	$2,606,644	$185,071	$2,791,715

	Year ended December 31, 2021
	Refining & Marketing	Black Oil & Recovery *	Consolidated
Primary Geographical Markets
Gulf Coast	$93,230	$114,530	$207,760
Sources of Revenue
Refined products:
Gasolines	$23,928	$—	23,928
Diesel	54,263	—	54,263
Other refinery products (1)	—	85,253	85,253
Re-refined products:
Pygas	13,438	—	13,438
Metals (2)	—	23,707	23,707
Other re-refined products (3)	1,601	1,904	3,505
Services:
Oil collection services	—	3,666	3,666
Total revenues	$93,230	$114,530	$207,760

	Year ended December 31, 2020
	Refining & Marketing	Black Oil & Recovery *	Consolidated
Primary Geographical Markets
Gulf Coast	$35,805	$68,005	$103,810
Sources of Revenue
Refined products:
Gasolines	$8,658	$—	$8,658
Diesel	20,285	—	20,285
Other refinery products (1)	—	45,904	45,904
Re-refined products:
Pygas	6,627	—	6,627
Metals (2)	—	14,142	14,142
Other re-refined products (3)	235	3,593	3,828
Services:
Oil collection services	—	4,366	4,366
Total revenues	$35,805	$68,005	$103,810

* The Company has determined to combine the Black Oil and Recovery segments in the presentation above due to the revenue from such segment being less than 10% of the Company’s total revenue after the Mobile Refinery acquisition. The Black Oil segment does not include the Heartland Assets and Operations and Leverage Lubricant Operations, which are presented herein as discontinued operations.

(1) Other refinery products include the sales of base oil, VGO (vacuum gas oil), cutterstock and Hydrotreated VGO and other petroleum products.

(2) Metals consist of recoverable ferrous and non-ferrous recyclable metals from manufacturing and consumption. Scrap metal can be recovered from pipes, barges, boats, building supplies, surplus equipment, tanks, and other items consisting of metal composition. These materials are segregated, processed, cut-up and sent back to a steel mill for re-purposing.

(3) Other re-refinery products include the sales of asphalt, condensate, recovered products, and other petroleum products.

NOTE 6.  SEGMENT REPORTING

The Refining and Marketing segment consists primarily of the sale of gasoline, diesel and jet fuel produced at the Mobile Refinery as well as pygas and industrial fuels, which are produced at a third-party facility.

The Black Oil and Recovery segment consists primarily of the sale of (a) petroleum products which include base oil and industrial fuels—which consist of used motor oils, cutterstock and fuel oil generated by our facilities; (b) oil collection services—which consist of used oil sales, burner fuel sales, antifreeze sales and service charges; (c) the sale of other re-refinery products including asphalt, condensate, recovered products, and used motor oil; (d) transportation revenues; (e) the sale of VGO/marine fuel; (f) the sale of ferrous and non-ferrous recyclable Metal(s) products that are recovered from manufacturing and consumption; and (g) revenues generated from trading/marketing of Group III Base Oils. The Black Oil and Recovery segment includes the Heartland Assets and Operations, which are presented herein as discontinued operations.

We also disaggregate our revenue by product category for each of our segments, as we believe such disaggregation helps depict how our revenue and cash flows are affected by economic factors.

Segment information for the years ended December 31, 2022, 2021 and 2020 are as follows (in thousands):

YEAR ENDED DECEMBER 31, 2022
	Refining and Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$2,370,240	$163,095	$—	$2,533,335
Re-refined products	229,793	19,105	—	248,898
Services	6,611	2,871	—	9,482
Total revenues	2,606,644	185,071	—	2,791,715
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,453,809	144,467	—	2,598,276
Depreciation and amortization attributable to costs of revenues	9,605	3,824	—	13,429
Gross profit	143,230	36,780	—	180,010
Selling, general and administrative expenses	83,001	17,241	27,540	127,782
Depreciation and amortization attributable to operating expenses	2,593	180	900	3,673
Income (loss) from operations	$57,636	$19,359	$(28,440)	$48,555

Total capital expenditures	$72,588	$2,924	$—	$75,512

YEAR ENDED DECEMBER 31, 2021
	Refining and Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$78,191	$85,253	$—	$163,444
Re-refined products	15,039	25,611	—	40,650
Services	—	3,666	—	3,666
Total revenues	93,230	114,530	—	207,760
Cost of revenues (exclusive of depreciation and amortization shown separately below)	89,570	89,216	—	178,786
Depreciation and amortization attributable to costs of revenues	509	3,534	—	4,043
Gross profit	3,151	21,780	—	24,931
Selling, general and administrative expenses	3,277	14,444	12,885	30,606
Loss on assets impairment	—	2,124	—	2,124
Depreciation and amortization attributable to operating expenses	434	234	1,013	1,681
Income (loss) from operations	$(560)	$4,978	$(13,898)	$(9,480)

Total capital expenditures	$—	$2,331	$—	$2,331

YEAR ENDED DECEMBER 31, 2020
	Refining and Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$28,943	$45,905	$—	$74,848
Re-refined products	6,862	17,734	—	24,596
Services	—	4,366	—	4,366
Total revenues	35,805	68,005	—	103,810
Cost of revenues (exclusive of depreciation and amortization shown separately below)	35,208	56,422	—	91,630
Depreciation and amortization attributable to costs of revenues	470	3,197	—	3,667
Gross profit	127	8,386	—	8,513
Selling, general and administrative expenses	2,529	12,953	4,894	20,376
Depreciation and amortization attributable to operating expenses	387	234	1,024	1,645
Loss from operations	(2,789)	(4,801)	(5,918)	(13,508)

Total capital expenditures	$—	$5,550	$—	$5,550

Total assets by segment were as follows (in thousands):

AS OF DECEMBER 31, 2022
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Consolidated
Total assets	$410,975	$105,109	$173,301	$689,385

AS OF DECEMBER 31, 2021
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Consolidated
Total assets	$16,012	$90,518	$159,530	$266,060

Segment assets for the Refining and Marketing and Black Oil and Recovery segments consist of property, plant, and equipment, right-of-use assets, intangible assets, accounts receivable, inventories and other assets. Assets for the corporate unallocated amounts consist of property, plant, and equipment used at the corporate headquarters, intangible assets, certain prepaid assets, assets held for sale as well as cash.

NOTE 7. ACCOUNTS RECEIVABLE

Accounts receivable, net, consists of the following at December 31 (in thousands):

	2022	2021
Accounts receivable trade	$36,098	$8,945
Allowance for doubtful accounts	$(1,550)	$(1,338)
Accounts receivable, net	$34,548	$7,607

Accounts receivable trade represents amounts due from customers. Accounts receivable trade are recorded at invoiced amounts, net of reserves and allowances and do not bear interest.

Bad debt expense was $241.8 thousand, $825.6 thousand and $239.0 thousand for the years ended December 31, 2022, 2021 and 2020, respectively for the continued operations.

NOTE 8. CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

The Company has concentrated credit risk for cash by maintaining deposits in one bank.  These balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  From time to time during the years ended December 31, 2022 and 2021, the Company’s cash balances exceeded the federally insured limits. No losses have been incurred relating to this concentration.

For the years ended December 31, 2022, 2021, and 2020, the Company’s revenues and receivables were comprised of the following customer concentrations:

	2022		2021		2020
	% of Revenues	% of Receivables	% of Revenues	% of Receivables	% of Revenues	% of Receivables
Customer 1	39%	11%	—%	—%	—%	—%
Customer 2	28%	23%	—%	—%	—%	—%
Customer 3	9%	28%	39%	26%	44%	16%
Customer 4	—%	—%	12%	9%	10%	6%
Customer 5	—%	—%	9%	8%	6%	7%

At December 31, 2022, 2021 and 2020, and for the years then ended, the Company's segment revenues were comprised of the following customer concentrations:

	% of Revenue by Segment 2022		% of Revenue by Segment 2021		% of Revenue by Segment 2020
	Refining	Black Oil and Recovery	Refining	Black Oil and Recovery	Refining	Black Oil and Recovery
Customer 1	42%	—%	—%	—%	—%	—%
Customer 2	30%	—%	—%	—%	—%	—%
Customer 3	4%	85%	—%	71%	3%	66%
Customer 4	—%	—%	27%	—%	28%	—%
Customer 5	—%	—%	20%	—%	17%	—%

As of and for the year ended December 31, 2022, the Company had one vendor which accounted for 49% of total purchases and 0% of total payables. One vendor represented 35% of total purchases and 20% payables as of and for the year ended December 31, 2021. As of and for the year ended December 31, 2020, the Company had two vendors which accounted for 22%, and 14% of total purchases and 32% and 0% of total payables, respectively.

The Company’s revenue, profitability and future rate of growth are substantially dependent on prevailing prices for petroleum-based products. Historically, the energy markets have been very volatile, and there can be no assurance that these prices will not be subject to wide fluctuations in the future. A substantial or extended decline in such prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows, and access to capital and on the quantities of petroleum-based products that the Company can economically produce.

NOTE 9. INVENTORY

The following table describes the Company’s inventory balances by category as of December 31, (in thousands):

	As of December 31 2022	As of December 31, 2021
Crude oil	$59,131	$926
Refined products	74,311	4,729
Re-refined products	2,031	2,184
Total inventories	$135,473	$7,839

NOTE 10. INVENTORY FINANCING AGREEMENT

On April 1, 2022, pursuant to an Inventory Sales Agreement entered into between Vertex Refining and Macquarie, Macquarie purchased all the Mobile Refinery inventory from Vertex Refining for $130 million (which funds, together with cash on hand, were used by Vertex Refining to purchase the Mobile Refinery Inventory from Shell), which Mobile Refinery Inventory then became subject to the terms of the Supply and Offtake Agreement, discussed in detail below. The following table summarizes our outstanding obligations under our inventory financing agreements as of December 31, 2022 (in thousands):

December 31, 2022
Obligations under inventory financing agreement	$119,189
Unamortized financing cost	(1,250)
Obligations under inventory financing agreement, net	$117,939

The valuation of our obligations at the end of each reporting period requires that we make estimates of the prices and differentials for our then monthly forward purchase obligations.

Supply and Offtake Agreement

On April 1, 2022 (the “Commencement Date”), Vertex Refining entered into a Supply and Offtake Agreement (the “Supply and Offtake Agreement”) with Macquarie, pertaining to crude oil supply and offtake of finished products located at the Mobile Refinery acquired on April 1, 2022. On the Commencement Date, pursuant to the Inventory Sales Agreement discussed above, and in connection with the Supply and Offtake Agreement, Macquarie purchased from Vertex Refining all crude oil and finished products within the categories covered by the Supply and Offtake Agreement and the Inventory Sales Agreement, which were held at the Mobile Refinery and a certain specified third party storage terminal, which were previously purchased by Vertex Refining as part of the acquisition of the Mobile Refinery as discussed in greater detail above in Note 3. “Mobile Refinery Acquisition”.

Pursuant to the Supply and Offtake Agreement, beginning on the Commencement Date and subject to certain exceptions, substantially all of the crude oil located at the Mobile Refinery and at a specified third party storage terminal from time to time will be owned by Macquarie prior to its sale to Vertex Refining for consumption within the Mobile Refinery processing units. Also pursuant to the Supply and Offtake Agreement, and subject to the terms and conditions and certain exceptions set forth therein, Macquarie will purchase from Vertex Refining substantially all of the Mobile Refinery’s output of certain refined products and will own such refined products while they are located within certain specified locations at the Mobile Refinery. Macquarie takes title to the refined products stored in our storage tanks until they are sold. We record the inventory owned by Macquarie on our behalf as inventory with a corresponding accrued liability on our balance sheet because we maintain the risk of loss until the refined products are sold to third parties and we have an obligation to repurchase it.

Pursuant to the Supply and Offtake Agreement and subject to the terms and conditions therein, Macquarie may during the term of the Supply and Offtake Agreement procure crude oil and refined products from certain third parties which may be sold to Vertex Refining or third parties pursuant to the Supply and Offtake Agreement and may sell Refined Products to Vertex Refining or third parties (including customers of Vertex Refining).

The obligations of Vertex Refining and any of its subsidiaries under the Supply and Offtake Agreement and related transaction documents are guaranteed by the Company. The obligations of Vertex Refining and any of its subsidiaries under the Supply and Offtake Agreement and related transaction documents are also secured by a Pledge and Security Agreement in favor of Macquarie, discussed below, executed by Vertex Refining. In addition, the Supply and Offtake Agreement also requires that Vertex Refining post and maintain cash collateral (in the form of an independent amount) as security for Vertex Refining’s obligations under the Supply and Offtake Agreement and the related transaction documents. The amount of cash collateral is subject to adjustments during the term.

Pursuant to the Supply and Offtake Agreement, Vertex Refining and Macquarie are in discussions to cooperate to develop and document, procedures relating to the unwinding and termination of the agreement and related agreements, in the event of the expiration or early termination of the Supply and Offtake Agreement. The parties also agreed to use commercially reasonable efforts to negotiate mutually agreeable terms for Macquarie’s intermediating of renewable feedstocks and renewable diesel that will be utilized and/or produced by Vertex Refining in connection with and following the ongoing renewable diesel conversion project at the Mobile Refinery (including providing Macquarie a right of first refusal in connection therewith), for 90 days after the Commencement Date (the “RD Period”), which discussions are ongoing. If, by the end of the RD Period, Macquarie and Vertex Refining, each acting in good faith and in a commercially reasonable manner, have not been able to reach commercial agreement regarding the entry into a renewable diesel intermediation, Vertex Refining may elect to terminate the Supply and Offtake Agreement by providing notice of any such election to Macquarie; provided that no such election may be effective earlier than the date falling 90 calendar days following the date on which such notice is delivered. The agreement is also subject to termination upon the occurrence of certain events, including the termination of certain agreements relating to the delivery of crude oil to and the offtake of products from the Mobile Refinery. Upon an early termination of the Supply and Offtake Agreement, Vertex Refining is required to pay amounts relating to such termination to Macquarie including, among other things, outstanding unpaid amounts, amounts owing with respect to terminating transactions under the Supply and Offtake Agreement and related transaction documents, unpaid ancillary costs, and breakage costs, losses and out-of-pocket costs with respect to the termination, liquidation, maintenance or reestablishment, or redeployment of certain hedges put in place by Macquarie in connection with the transactions contemplated by the agreement, and Vertex Refining is required to pay other termination fees and amounts to Macquarie in the event of any termination of the agreement. Additionally, upon the termination of the Supply and Offtake Agreement, the outstanding obligations of Vertex Refining and Macquarie to each other will be calculated and reduced to an estimated net settlement payment which will be subject to true-up when the final settlement payment has been calculated following termination.

The Supply and Offtake Agreement requires Vertex Refining to prepare and deliver certain forecasts, projections and estimates and comply with financial statement delivery obligations and other disclosure obligations. The agreement also requires Vertex Refining to provide Macquarie notice of certain estimated monthly crude oil delivery, crude oil consumption, product production, target inventory levels and product offtake terms, which Macquarie has the right to reject, subject to certain disclosure requirements.

The Supply and Offtake Agreement has a 24 month term following the Commencement Date, subject to the performance of customary covenants, and certain events of default and termination events provided therein (certain of which are discussed in greater detail below), for a facility of this size and type. Additionally, either party may terminate the agreement at any time, for any reason, with no less than 180 days prior notice to the other.

The Supply and Offtake Agreement includes certain customary representations, warranties, indemnification obligations and limitations of liability of the parties for a facility of this size and type, and also requires Vertex Refining to be responsible for certain ancillary costs relating to the Supply and Offtake Agreement and the transactions contemplated thereby. The Supply and Offtake Agreement requires Vertex Refining to comply with various indemnity, insurance and tax obligations, and also includes a prohibition on any amendments to Vertex Refining’s financing agreements which, among other things, adversely affect Macquarie’s rights and remedies under the Supply and Offtake Agreement and related transaction documents without the prior consent of Macquarie; a prohibition on Vertex Refining entering into any financing agreement which would cause Vertex Refining’s specified indebtedness to exceed $10 million without Macquarie’s prior consent, subject to certain exceptions; and a requirement that Vertex Refining not have less than $17.5 million in unrestricted cash for any period of more than three consecutive business days. The Supply and Offtake Agreement includes events of default and termination events, including if the Company ceases to beneficially own, directly or indirectly, 100% of the capital stock of Vertex Refining; the change in ownership of the Company or Vertex Refining resulting in one person or group acquiring 50% or more of the capital stock of the Company or Vertex Refining (as applicable); or a change in a majority of the Board of Directors of the Company or Vertex Refining during any 12 consecutive months, without certain approvals, including the approval of the Board of Directors of the Company or Vertex Refining (as applicable) immediately prior to such change; and a cross default to indebtedness (other than indebtedness under financing agreements) of the Company or Vertex Refining for over $20 million, a cross default to indebtedness under financing agreements of Vertex Refining or the Company, or a final judgment or order being rendered against Vertex Refining or the Company in an amount exceeding $20 million.

The price for crude oil purchased by the Company from Macquarie and for products sold by the Company to Macquarie within each agreed product group, in each case, is equal to a pre-determined benchmark, plus a pre-agreed upon differential, subject to adjustments and monthly true-ups.

Tripartite Agreements

Also on the Commencement Date, Vertex Refining, Macquarie and certain parties subject to crude oil supply and products offtake agreements with Vertex Refining, relating to the Mobile Refinery, entered into various tripartite agreements (the “Tripartite Agreements”), whereby Vertex Refining granted Macquarie the right, on a rolling daily or monthly basis, as applicable, to elect to assume Vertex Refining’s rights and obligations under such crude oil supply and products offtake agreements in connection with the performance of the Supply and Offtake Agreement, and the counterparties thereto are deemed to have consented to Macquarie’s assuming such obligations. Such Tripartite Agreements also provided for certain interpretations of the provisions of such supply and offtake agreements between Vertex Refining and such third parties in connection with Macquarie’s right to elect to assume Vertex Refining’s rights and obligations under such agreements. The Tripartite Agreements remain in place until the termination of the agreements to which they relate, or the earlier termination thereof as set forth in the Tripartite Agreements, including in the event of certain events of default by the parties thereto under the modified crude oil supply and products offtake agreements or the Supply and Offtake Agreement and related transaction documents and also in the event of the termination of the Supply and Offtake Agreement. Macquarie, Vertex Refining and a third party offtaker also entered into a tripartite agreement pursuant to which certain storage capacity within the Mobile Refinery which Macquarie had leased pursuant to the Storage and Services Agreement was effectively made available to such third party consistent with the terms agreed by such party and Vertex Refining in its underlying products offtake agreement. Macquarie, Vertex Refining and a third party storage terminal operator also entered into a tripartite agreement relating to the storage of Macquarie-owned crude oil in such terminal in connection with the Supply and Offtake Agreement.

Guaranty

Vertex Refining’s obligations under the Supply and Offtake Agreement and related transaction documents (other than the hedges which are secured and guaranteed on a pari passu basis under the Loan and Security Agreement) were unconditionally guaranteed by the Company pursuant to the terms of a Guaranty entered into on April 1, 2022, by the Company in favor of Macquarie (the “Guaranty”).

NOTE 11. PREPAID EXPENSES AND OTHER CURRENT ASSETS

The following table describes the Company’s prepaid expenses and other current assets balances (in thousands):

	As of December 31, 2022	As of December 31, 2021
Prepaid insurance	$8,356	$2,638
Commodity derivative advance	5,472	556
Renewable volume obligation (RVO) assets	2,001	—
Other prepaid expenses	5,160	1,401
Independent deposit	10,329	—
Other current assets	5,342	$—
Total prepaid expenses & other current assets	$36,660	$4,595

NOTE 12. FIXED ASSETS, NET

Fixed assets consist of the following (in thousands):

	Useful Life (in years)	December 31, 2022	December 31, 2021
Equipment	7-20	$97,120	$38,654
Furniture and fixtures	7	86	106
Leasehold improvements	15	2,852	2,473
Office equipment	5	1,433	1,184
Vehicles	5	9,212	6,999
Building	20	2,334	274
Turnarounds	4	18,964	—
Construction in progress		96,765	10,484
Land		9,168	1,995
Total fixed assets		237,934	62,169
Less accumulated depreciation		(36,185)	(26,038)
Net fixed assets		$201,749	$36,131

Capitalized interest was $2.1 million, which related to a major construction project at Mobile Refinery, for the year ended December 31, 2022.

Depreciation expense was $11.1 million, $3.9 million and $3.6 million for the years ended December 31, 2022, 2021 and 2020, respectively for the continued operations.

Construction in progress is related to refining equipment at our various facilities. During August 2021, Hurricane Ida made landfall in southeast Louisiana, approximately 30 miles directly south and west of the Myrtle Grove facility, which resulted in the entire 42 acre Myrtle Grove site to be covered with 4-6 feet of storm surge and thus damages of assets and equipment. The Company reviewed the inspection report and related information from insurance companies and a third party engineer, and determined that there is no 100% certainty around the recoverability of some Construction-In-Progress assets such as fire heaters and pumps and instrumentation. The original values of identical or similar assets are used to determine the impairment amount. The Company recorded $2.1 million of loss on assets impairment within other operating expenses on the Consolidated Statements of Operations in the fourth quarter of 2021, of which the entire amount is related to our Black Oil segment.

Asset Retirement Obligations:

The Company has asset retirement obligations with respect to certain of its refinery assets due to various legal obligations to clean and/or dispose of various component parts of each refinery at the time they are retired. However, these component parts can be used for extended and indeterminate periods of time as long as they are properly maintained and/or upgraded. It is the Company’s practice and current intent to maintain its refinery assets and continue making improvements to those assets based on technological advances. As a result, the Company believes that its refinery assets have indeterminate lives for purposes of estimating asset retirement obligations because dates, or ranges of dates, upon which the Company would retire refinery assets cannot reasonably be estimated. When a date or range of dates can reasonably be estimated for the retirement of any component part of a refinery, the Company estimates the cost of performing the retirement activities and records a liability for the fair value of that cost using established present value techniques.

NOTE 13. INTANGIBLE ASSETS, NET

Components of intangible assets (subject to amortization) consist of the following items (in thousands):

		December 31, 2022			December 31, 2021
	Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relations	5	$978	$974	$4	$978	$940	$38
Vendor relations	10	4,778	4,575	203	4,778	4,199	579
Trademark/Trade name	15	887	608	279	887	550	337
TCEP Technology/Patent	15	13,287	8,838	4,449	13,287	7,952	5,335
Non-compete agreements	3	197	197	—	197	192	5
Software and cloud	3	9,387	2,495	6,892	538	180	358
		$29,514	$17,687	$11,827	$20,665	$14,013	$6,652

Intangible assets are amortized on a straight-line basis. We continually evaluate the amortization period and carrying basis of intangible assets to determine whether subsequent events and circumstances warrant a revised estimated useful life or reduction in value.

Total amortization expense of intangibles was $3.7 million, $1.7 million and $1.6 million for the years ended December 31, 2022, 2021 and 2020, respectively.

Estimated future amortization expense is as follows:

2023	$4,060
2024	4,056
2025	1,761
2026	950
2027	760
Thereafter	240
$11,827

NOTE 14. ACCRUED LIABILITIES

Accrued expenses and other current liabilities consisted of the following (in thousands):

	December 31, 2022	December 31, 2021
Accrued purchases	$21,185	$1,380
Accrued interest	1,488	1,594
Accrued compensation and benefits	6,530	1,082
Accrued income, real estate, sales and other taxes	1,102	343
RINS liabilities	51,355	—
Environmental liabilities - current	51	—
	$81,711	$4,399

The increase in accrued liabilities from December 31, 2022 is due to the operation of the Mobile Refinery, which was acquired on April 1, 2022.

NOTE 15. FINANCING ARRANGEMENTS

The Company’s outstanding debt as of December 31, 2022 and December 31, 2021 is summarized as follows (in thousands):

Creditor	Loan Type	Balance on December 31, 2022	Balance on December 31, 2021
Convertible Senior Note	Note	$95,178	$155,000
Term Loan 2025	Loan	165,000	—
John Deere Note	Note	—	94
SBA Loan	SBA Loan	59	59
Various institutions	Insurance premiums financed	5,602	2,375
Principal amount of long-term debt		265,839	157,528
Less: unamortized discount and deferred financing costs		(81,918)	(90,984)
Total debt, net of unamortized discount and deferred financing costs		183,921	66,544
Less: current maturities, net of unamortized discount and deferred financing costs		(13,911)	(2,414)
Long term debt, net of current maturities		$170,010	$64,130

Future maturities of long-term debt, excluding financing lease obligations, as of December 31, 2022 are summarized as follows (in thousands):

Period Ended December 31,	Amount Due
2023	$13,911
2024	8,250
2025	148,500
2026	—
2027	95,178
Total	$265,839

Insurance Premiums

The Company financed insurance premiums through various financial institutions bearing interest at rates ranging from 3.24% to 5.25% per annum. All such premium finance agreements have maturities of less than one year and have a balance of $5,602 thousand at December 31, 2022 and $2,375 thousand at December 31, 2021.

Term Loan

On April 1, 2022 (the “Closing Date”), Vertex Refining; the Company, as a guarantor; substantially all of the Company’s direct and indirect subsidiaries, as guarantors (together with the Company, the “Initial Guarantors”); certain funds and accounts under management by BlackRock Financial Management, Inc. or its affiliates, as lenders (“BlackRock”), certain funds managed or advised by Whitebox Advisors, LLC, as lenders (“Whitebox”), certain funds managed by Highbridge Capital Management, LLC, as lenders (“Highbridge”), Chambers Energy Capital IV, LP, as a lender (“Chambers”), CrowdOut Capital LLC, as a lender (“CrowdOut Capital”), CrowdOut Credit Opportunities Fund LLC, as a lender (collectively with BlackRock, Whitebox, Highbridge, Chambers and CrowdOut Capital, the “Initial Lenders”); and Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent for the Lenders (the “Agent”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”).

Pursuant to the Loan and Security Agreement, the Initial Lenders agreed to provide a $125 million term loan to Vertex Refining (the “Initial Term Loan”), the proceeds of which, less agreed upon fees and discounts, were held in escrow prior to the Closing Date, pursuant to an Escrow Agreement. On the Closing Date, net proceeds from the term loans, less the agreed upon fees and discounts, as well as certain transaction expenses, were released from escrow to Vertex Refining in an aggregate amount of $94 million. Applicable interest rate is the Base Rate plus 9.25% per annum. The Base Rate is, for any day, the greater of (i) the per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States minus 1.50% as in effect on such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2 of 1.0%. In no event shall the Base Rate be less than 1.0%.

On May 26, 2022, each of the Initial Guarantors (including the Company), Vertex OH, which is indirectly wholly-owned by the Company, Heartland SPV, and Tensile-Heartland (“Tensile-Heartland” together with Vertex OH and Heartland SPV, the “Additional Guarantors”, and the Additional Guarantors, together with the Initial Guarantors, the “Guarantors”, and the Guarantors, together with Vertex Refining, the “Loan Parties”), entered into an Amendment Number One to Loan and Security Agreement (“Amendment No. One to Loan Agreement”), with certain of the Lenders and CrowdOut Warehouse LLC, as a lender (the “Additional Lenders” and together with the Initial Lenders, the “Lenders”) and the Agent, pursuant to which, the amount of the Term Loan (as defined below) was increased from $125 million to $165 million, with the Additional Lenders providing an additional term loan in the amount of $40 million (the “Additional Term Loan”, and together with the Initial Term Loan, the “Term Loan”).

Pursuant to the Loan and Security Agreement, on the last day of March, June, September and December of each year (or if such day is not a business day, the next succeeding business day), beginning on March 31, 2023 and ending on December 31, 2024, Vertex Refining is required to repay $2 million of the principal amount owed under the Loan and Security Agreement (i.e., 1.25% of the original principal amount per quarter), subject to reductions in the event of any prepayment of the Loan and Security Agreement.

The Company used a portion of the proceeds from the Term Loan borrowing to pay a portion of the purchase price associated with the acquisition of the Mobile Refinery (see Note 3. “Mobile Refinery Acquisition”) acquired by Vertex Refining on April 1, 2022, and to pay certain fees and expenses associated with the closing of the Loan and Security Agreement and is required to use the remainder of the funds for (i) the planned renewable diesel conversion of the Mobile Refinery, and (ii) working capital and liquidity needs.

On September 30, 2022, Vertex Refining; the Company, as a guarantor; substantially all of the Company’s direct and indirect subsidiaries, as guarantors; Vertex Marine Fuel Services LLC (“Vertex Marine”) and Vertex Refining Texas LLC (“Vertex Texas,” and together with Vertex Marine, the “New Subsidiary Guarantors”), which are indirectly wholly-owned by the Company; the lenders thereto; and the Agent, entered into a second amendment (“Amendment No. Two”) to the Loan and Security Agreement.

Amendment No. Two (a) extended the date that the Company was required to begin initial commercial production of renewable diesel at the Mobile Refinery, from February 28, 2023 to April 28, 2023, and provided other corresponding extensions of the milestones required to complete the Company’s capital project designed to modify the Mobile Refinery’s existing hydrocracking unit to produce renewable diesel fuel on a standalone basis, which as previously described, is currently anticipated for mechanical completion during the first quarter of 2023; and (b) waived and extends certain deadlines and time periods for the Company to take other actions in connection with the Loan and Security Agreement.

In addition, each of the New Subsidiary Guarantors also entered into a Guarantor Joinder, agreeing to be bound by the terms of the Loan and Security Agreement, and to guaranty the amounts owed thereunder.

Warrant Agreements and Derivative Liabilities

In connection with the Loan and Security Agreement, and as additional consideration for the Lenders agreeing to loan funds to the Company thereunder, the Company granted warrants to purchase 2.75 million shares of common stock of the Company to the Lenders (and/or their affiliates) on the Closing Date (the “Initial Warrants”). The terms of the warrants are set forth in a Warrant Agreement (the “April 2022 Warrant Agreement”) entered into on April 1, 2022, between the Company and Continental Stock Transfer & Trust Company as warrant agent.

In connection with the entry into the Amendment No. One to Loan Agreement, and as a required term and condition thereof, on May 26, 2022, the Company granted warrants (the “Additional Warrants” and together with the Initial Warrants, the “Warrants”) to purchase 250 thousand shares of the Company’s common stock to the Additional Lenders and their affiliates. The terms of the Additional Warrants are set forth in a Warrant Agreement (the “May 2022 Warrant Agreement” and together with the April 2022 Warrant Agreement, the “Warrant Agreements”) entered into on May 26, 2022, between the Company and Continental Stock Transfer & Trust Company as warrant agent.

Each Warrant holder has a put right to require the Company to repurchase any portion of the warrants held by such holder concurrently with the consummation of such fundamental transaction. The fundamental transaction clause requires the warrants to be classified as liabilities. The fair value of the warrants is presented in “Note 20. Fair Value Measurements”, and warrant activities are presented in “Note 18. Stock Based Compensation and Warrants”.

Indenture and Convertible Senior Notes

On November 1, 2021, we issued $155 million aggregate principal amount at maturity of our 6.25% Convertible Senior Notes due 2027 (the “Convertible Senior Notes”) pursuant to an Indenture (the “Indenture”), dated November 1, 2021, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), in a private offering (the “Note Offering”) to persons reasonably believed to be “qualified institutional buyers” and/or to “accredited investors” in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Securities Purchase Agreements. The issue price was 90% of the face amount of each note. Interest payments on the Notes are paid semiannually on April 1 and October 1 of each year, beginning on April 1, 2022.

A total of seventy-five percent (75%) of the net proceeds from the offering was placed into an escrow account to be released to the Company, upon the satisfaction of certain conditions, including the satisfaction or waiver of all of the conditions precedent to the Company’s obligation to consummate the Mobile Acquisition (collectively, the “Escrow Release Conditions”). The Mobile Acquisition was consummated on April 1, 2022, and the proceeds from the sale of the Convertible Senior Notes which were held in escrow were released on April 1, 2022.

Prior to July 1, 2027, the Convertible Senior Notes are convertible at the option of the holders of the Convertible Senior Notes only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, provided that until such time as the Company’s stockholders had approved the issuance of more than 19.99% of our common stock issuable upon conversion of the Convertible Senior Notes in accordance with the rules of The Nasdaq Capital Market, such Convertible Senior Notes were not convertible.

Initially, a maximum of 36 million shares of common stock can be issued upon conversion of the Convertible Senior Notes, based on the initial maximum conversion rate of 233.6449 shares of the Company’s common stock per $1,000 principal amount of Convertible Senior Notes, which is subject to customary and other adjustments described in the Indenture.

On January 20, 2022, our shareholders approved the issuance of shares of our common stock issuable upon conversion of the Convertible Senior Notes, in accordance with Nasdaq Listing Rules 5635 (a) and (d). Accordingly, $79 million of derivative Convertible Senior Note liabilities were reclassified to additional paid in capital.

On May 26, 2022, May 27, 2022, May 31, 2022, and June 1, 2022, holders of an aggregate of $60 million of the Convertible Senior Notes due 2027, converted such notes into 10.2 million shares of common stock of the Company pursuant to the terms of the Indenture. Upon the conversion, the Company recognized $33.9 million unamortized deferred loan cost and discount as interest expense.

The components of the Convertible Senior Notes are presented as follows (in thousands):

December 31, 2022
Principal Amounts	$155,000
Conversion of principal into common stock	(59,822)
Outstanding principal amount	95,178
Unamortized discount and issuance costs	(51,005)
Net Carrying Amount	$44,173

Our Convertible Senior Notes will mature on October 1, 2027, unless earlier repurchased, redeemed or converted. Interest is payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2022.

NOTE 16. LEASES

Finance Leases

The Company’s finance leases liabilities consisted of the following as of December 31, 2022 and 2021 (in thousands):

Creditor	Balance on December 31, 2022	Balance on December 31, 2021
AVT Equipment Lease-Ohio	$—	$296
AVT Equipment Lease-HH	—	302
VRA Finance lease	45,311	—
Plaquemines	1,169	—
Harvey Ford	47	—
	$46,527	$598

Future maturities of finance lease obligations, as of December 31, 2022 are summarized as follows (in thousands):

Year Ended December 31,	Amount Due
2023	$1,363
2024	1,555
2025	1,743
2026	1,954
2027	2,152
Thereafter	37,760
Total	$46,527

On April 1, 2022, the Company entered into one finance lease. Base payments are $0.4 million per month for the first six months, increasing to $0.5 million per month for the next 180 months. The amount of the right of use assets is $43.2 million at December 31, 2022, and the finance lease obligation is $45.3 million at December 31, 2022.

On November 1, 2022, the Company entered into two finance leases. Payments are $25.5 thousand per month for five years and the amount of the finance lease obligation is $1.2 million at December 31, 2022. The amount of the right of use assets is $1.2 million at December 31, 2022.

On November 15, 2022, the Company entered into one finance lease. Payments are $931 per month for five year and the amount of the finance lease obligation is $47 thousand at December 31, 2022. The amount of the right of use assets is $54 thousand at December 31, 2022.

The associated amortization expense of continued operations for the years ended December 31, 2022, 2021 and 2020 were $2,290.7 thousand, $114 thousand and $68.7 thousand, respectively, and are included in depreciation and amortization on the audited consolidated statements of operations. The associated interest expense for the years ended December 31, 2022, 2021 and 2020, were $4,117.4 thousand, $99 thousand and $91.1 thousand, respectively, and are included in interest expense on the audited consolidated statements of operations.

Operating Leases

Operating leases are included in operating lease right-of-use lease assets, and operating current and long-term lease liabilities on the consolidated balance sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term. Variable lease expense is recognized in the period in which the obligation for those payments is incurred. Lease expense for equipment is included in cost of revenues and other rents are included in selling, general and administrative expense on the unaudited consolidated statements of operations and are reported net of lease income. Lease income is not material to the results of operations for the years ended December 31, 2022 and 2021.

On November 15, 2022, the Company entered into one operating lease. Base payments are $0.2 million per month for 15 months, then the lease is automatically renewable until either party provides a termination notice at least 90 days prior to the end of the then term. The Company elected 20 years for the lease term to estimate the total amount of the right of use assets and operating lease liabilities, which is $20 million as of December 31, 2022, respectively.

The following table summarizes the operating lease costs recognized (in thousands):

	Year Ended December 31,
Lease Cost Type	2022	2021	2020
Operating lease cost	$8,349	$5,566	$5,788
Variable lease cost	1,032	225	39
Short-term lease cost	950	1,322	1,398
Net lease cost	$10,331	$7,113	$7,225

Cash Flows

During the years ended December 31, 2022, 2021 and 2020, cash paid for amounts included in operating lease liabilities was $8.3 million, $5.6 million and $5.8 million, respectively, and is included in operating cash flows. Cash paid for amounts included in finance lease was $819 thousand, $844 thousand and $403 thousand during the years ended December 31, 2022, 2021 and 2020, respectively, and is included in financing cash flows.

Maturities of our lease liabilities for all operating leases are as follows as of December 31, 2022 (in thousands):

	Facilities	Equipment	Plant	Railcar	Total
Year 1	$612	$262	$6,776	$1,362	$9,012
Year 2	464	262	6,775	1,014	8,515
Year 3	363	258	6,775	484	7,880
Year 4	302	255	6,776	375	7,708
Year 5	300	170	6,775	219	7,464
Thereafter	1,475	—	58,969	—	60,444
Total lease payments	3,516	1,207	92,846	3,454	101,023
Less: interest	(1,079)	(194)	(45,934)	(259)	(47,466)
Present value of lease liabilities	$2,437	$1,013	$46,912	$3,195	$53,557

The weighted average remaining lease terms and discount rates for all of our operating leases were as follows as of December 31, 2022:

Remaining lease term and discount rate:	December 31, 2022
Weighted average remaining lease terms (years)
Lease facilities	5.00
Lease equipment	10.08
Lease plant	14.72
Lease railcar	2.86
Weighted average discount rate
Lease facilities	9.17%
Lease equipment	7.63%
Lease plant	10.49%
Lease railcar	8.00%

Significant Judgments

Significant judgments include the discount rates applied, the expected lease terms, lease renewal options and residual value guarantees. There are several leases with renewal options or purchase options.

The purchase options are not expected to have a material impact on the lease obligation. There are several facility and plant leases which have lease renewal options from one to twenty years.

The largest facility lease has an initial term through 2032. That lease does not have an extension option. For the two plant leases both have multiple 5-year extension options for a total of 20 years. Two extension options have been included in the lease right to use asset and lease obligation at January 1, 2019. One terminal lease has an initial term through 2024, with an automatic extension option, unless terminated prior to 150 days before the end of the then current term, thus the lease has an estimated term of a total of 20 years.

The Company will reassess the lease terms and purchase options when there is a significant change in circumstances or when the Company elects to exercise an option that had previously been determined that it was not reasonably certain to do so.

NOTE 17. EQUITY

Common Stock

The total number of authorized shares of the Company’s common stock is 750,000,000 shares, $0.001 par value per share. As of December 31, 2022 and December 31, 2021, there were 75,668,826 and 63,287,965, respectively, shares of common stock issued and outstanding.

Each share of the Company’s common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the Company’s board of directors. No holder of any shares of the Company’s common stock has a preemptive right to subscribe for any of the Company’s securities, nor are any shares of the Company’s common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company and after payment of creditors and preferred shareholders of the Company, if any, the assets of the Company will be divided pro rata on a share-for-share basis among the holders of the Company’s common stock. Each share of the Company’s common stock is entitled to one vote. Shares of the Company’s common stock do not possess any cumulative voting rights.

During the year ended December 31, 2022, the Company issued 385,593 shares of common stock in connection with the conversion of Series A Convertible Preferred Stock into common stock, pursuant to the terms of such securities, issued 1,112,728 shares of the Company's common stock in exchange for warrants to purchase 1,500,000 shares of the Company's common stock with an exercise price of $2.25 per share, issued 96,074 shares of the Company's common stock upon the exercise of warrants to purchase 165,100 shares of the Company's common stock with an exercise price of $4.50 per share on a cash and cashless basis, and issued 10,165,149 shares of the Company's common stock upon conversion of $59,822,000 in Convertible Senior Notes. In addition, the Company issued 621,317 shares of common stock in connection with the exercise of options.

During the year ended December 31, 2021, the Company issued 12,840,622 shares of common stock in connection with the conversion and exchange of Series B1 and Series B Preferred Stock. In addition, the Company issued 1,799,590 shares of common stock in connection with the exercise of options. Also, the Company issued 3,092,912 shares of common stock in connection with the exercise of warrants.

During the year ended December 31, 2020, the Company issued 2,159,278 shares of common stock in connection with the conversion of Series B1 Preferred Stock into common stock, pursuant to the terms of such securities.

Warrant Exchange Agreement

On March 24, 2022, the Company entered into an Exchange Agreement with Tensile Capital Partners Master Fund LP (“Tensile”). Pursuant to the agreement, Tensile agreed to exchange outstanding warrants to purchase 1,500,000 shares of the Company’s common stock with an exercise price of $2.25 per share and an expiration date of July 25, 2029, for 1,112,728 shares of the Company’s common stock, effectively resulting in a net cashless exercise of the warrants (which were cancelled in connection with the transaction), with the value of such surrendered shares based on the five day trailing volume weighted average price of the Company’s common stock.

Warrant Exercise

On July 11, 2022, the holders of warrants to purchase 165,000 shares of the Company’s common stock exercised warrants to purchase 165,000 shares of the Company’s common stock with an exercise price of $4.50 per share and an expiration date of April 1, 2027, on a cashless basis, and were issued 95,974 shares of the Company’s common stock, with the value of such surrendered shares based on the five day trailing volume weighted average price of the Company’s common stock.

On July 22, 2022, the holders of warrants to purchase 100 shares of common stock exercised warrants to purchase 100 shares of the Company’s common stock with an exercise price of $4.50 per share for cash and were issued 100 shares of common stock.

Conversion of Convertible Senior Notes

On May 26, 2022, May 27, 2022, May 31, 2022, and June 1, 2022, holders of an aggregate of $59,822,000 of the Company’s 6.25% Convertible Senior Notes due 2027, converted such notes into 10,165,149 shares of common stock of the Company pursuant to the terms of the Indenture.

Preferred Stock and Temporary Equity

The total number of authorized shares of the Company’s preferred stock is 50,000,000 shares, $0.001 par value per share. The total number of designated shares of the Company’s Series A Preferred Stock was 5,000,000 (“Series A Preferred”).  The total number of designated shares of the Company’s Series B Preferred Stock was 10,000,000. The total number of designated shares of the Company’s Series B1 Preferred Stock was 17,000,000. As of December 31, 2022 and December 31, 2021, there were 0 and 385,601 shares of Series A Preferred Stock issued and outstanding. As of December 31, 2022 and December 31, 2021, there were no Series B Preferred shares issued and outstanding. As of December 31, 2022 and December 31, 2021, there were no shares of Series B1 Preferred Stock issued and outstanding. There were no shares of Series C Preferred Stock issued or outstanding as of December 31, 2022 or 2021.

The Company filed Certificates of Withdrawal relating to each series of Preferred Stock previously designated with the Secretary of State of Nevada and terminated the designation of its Series A Preferred Stock (on August 24, 2022); Series B Preferred Stock (on August 24, 2022); Series B1 Preferred Stock (on August 23, 2022) and Series C Preferred Stock (on August 23, 2022). At the time of the filing of the Certificates of Withdrawal, no shares of any of the previously designated series of Preferred Stock were outstanding. The Certificates of Withdrawal were effective upon filing, and eliminated from our Articles of Incorporation all matters set forth in the previously-filed Certificates of Designation with respect to the previously designated series of Preferred Stock.

NOTE 18. STOCK BASED COMPENSATION AND WARRANTS

The stock based compensation cost that has been charged against income by the Company was $1,574 thousand, $863 thousand and $656 thousand for the years ended December 31, 2022, 2021 and 2020, respectively, for options awarded by the Company.

Stock option activity for the years ended December 31, 2022, 2021 and 2020 is summarized as follows:

OPTIONS ISSUED FOR COMPENSATION:	Shares (in thousands)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Grant Date Fair Value (in thousands)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2019	4,418	$1.95	6.25	$4,547	$3,420
Options granted	686	0.81	7.51	355
Options exercised	—	—	—	—
Options cancelled/forfeited/expired	—	—	—	—
Outstanding at December 31, 2020	5,104	$1.80	5.55	$4,902	$1,433
Exercisable at December 31, 2020	3,096	$2.14	4.84	$3,111	$1,433

Outstanding at December 31, 2020	5,104	$1.80	5.55	$4,902	$1,433
Options granted	1,321	1.93	9.00	2,067
Options exercised	(2,042)	1.50	—	(2,140)
Options cancelled/forfeited/expired	(189)	1.40	—	(147)
Outstanding at December 31, 2021	4,194	$1.73	6.37	$4,682	$15,951
Exercisable at December 31, 2021	1,716	$1.98	3.94	$1,707	15,951

Outstanding at December 31, 2021	4,194	$1.73	6.37	$4,682	$15,951
Options granted	305	10.03	7.25	2,982
Options exercised	(653)	1.65	6.20	(756)
Options cancelled/forfeited/expired	(214)	1.48	—	(294)
Outstanding at December 31, 2022	3,632	$2.46	5.62	6,614	19,069
Exercisable at December 31, 2022	1,922	$1.87	3.75	$2,138	$19,069

On December 31, 2022, the Board of Directors accelerated the vesting in full of options to purchase 15,000 shares of common stock at an exercise price of $1.45 per share and 45,000 shares of common stock at an exercise price of $1.92 per share, which was part of the severance payable to a resigning director. The grant date fair value is $349.8 thousand which amount was expensed on December 31, 2022.

On May 12, 2022, the Board of Directors granted 27 employees and 1 officer/director (Benjamin P. Cowart, the Company’s Chief Executive Officer) options to purchase an aggregate of 212,021 and 28,813 shares of common stock, respectively, at an exercise price of $11.90 and $13.09 per share, respectively, with a ten year and five year term, respectively (subject to continued employment/directorship), vesting at the rate of 1/4th of such options per year on the first 4 anniversaries of the grant date, under our 2019 Equity Incentive Plan, in consideration for services rendered and to be rendered to the Company. The grant date fair value is $2,586.8 thousand which amount is being amortized at the rate of $53.9 thousand per month.

On May 14, 2021, the Board of Directors granted 21 employees, 1 officer/director (Benjamin P. Cowart, the Company’s Chief Executive Officer), and 5 board members options to purchase an aggregate of 924,720, 96,520 and 300,000 shares of common stock, respectively, at an exercise price of $1.92, $2.12, and $1.92 per share, respectively, with a ten year, five year, and ten year term, respectively (subject to continued employment/directorship), vesting at the rate of 1/4th of such options per year on the first 4 anniversaries of the grant date, under our 2019 Equity Incentive Plan, in consideration for services rendered and to be rendered to the Company. The grant date fair value is $2,066,590 which amount is being amortized at the rate of $18,223 per month.

On June 19, 2020, the Board of Directors approved the grant to three employees and one officer/director (Benjamin P. Cowart, the Company’s Chief Executive Officer) of options to purchase an aggregate of 416,885 and 269,153 shares of common stock, respectively, at an exercise price of $0.78 and $0.86 per share, respectively, with a ten year and five year term, respectively (subject to continued employment/directorship), vesting at the rate of 1/4th of such options per year on the first four anniversaries of the grant date, under our 2019 Stock Incentive Plan, as amended, in consideration for services rendered and to be rendered to the Company. The grant date fair value is $355,404 which amount is being amortized at the rate of $7,404 per month starting in July 2020.

As of December 31, 2022, there was $3.5 million of total unrecognized compensation cost. This cost is expected to be recognized over a weighted average period of 3.75 years.

A summary of the Company’s stock warrant activity and related information for the years ended December 31, 2022, 2021 and 2020 is as follows:

WARRANTS ISSUED AND OTHER THAN SERIES B AND B1 PREFERRED STOCK:	Warrants (in thousands)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Grant Date Fair Value (in thousands)
Outstanding at December 31, 2019	1,500	$2.25	8.70	$1,496
Warrants granted	—	—	0.00	—
Warrants exercised	—	—	0.00	—
Warrants canceled/forfeited/expired	—	—	0.00	—
Warrants at December 31, 2020	1,500	$2.25	7.70	$1,496
Exercisable at December 31, 2020	—	$—	7.70	$—

Outstanding at December 31, 2020	1,500	$2.25	7.70	$1,496
Warrants granted	—	—	0.00	—
Warrants exercised	—	—	0.00	—
Warrants canceled/forfeited/expired	—	—	0.00	—
Warrants at December 31, 2021	1,500	$2.25	6.70	$1,496
Exercisable at December 31, 2021	—	$—	6.70	$—

Outstanding at December 31, 2021	1,500	$2.25	6.70	$1,496
Warrants granted	3,000	5.30	4.77	25,670
Warrants exercised/exchanged	(1,665)	2.47	0.00	(2,865)
Warrants canceled/forfeited/expired	—	—	0.00	—
Warrants at December 31, 2022	2,835	$5.35	4.27	$24,301
Exercisable at December 31, 2022	2,835	$5.35	4.27	$24,301

See “Note 15. Financing Agreements” for a description of the warrants that were granted in conjunction with our Term loan.

NOTE 19. EARNINGS PER SHARE

Basic earnings per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the periods presented. The calculation of basic earnings per share for the years ended December 31, 2022, 2021 and 2020, respectively, includes the weighted average of common shares outstanding.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, such as convertible preferred stock, stock options, warrants or convertible securities.  Due to their anti-dilutive effect, the calculation of diluted earnings per share for the years ended December 31, 2022, 2021, 2020, excludes: 1) options to purchase 3,633,303, 4,195,168 and 5,104,288 shares, respectively, of common stock, 2) warrants to purchase 2,834,900, 0 and 4,600,921 shares, respectively, of common stock, 3) Series B Preferred Stock which is convertible into 4,102,690 shares of common stock, 4) Series B1 Preferred Stock which is convertible into 7,399,649 shares of common stock, 5) Series A Preferred Stock which is convertible into 0, 385,601 and 419,859 shares of common stock, respectively, and 6) 22,237,854, 36,214,960 and 0 shares of common stock, respectively, which may be issued upon conversion of the Convertible Senior Notes, based on the initial maximum conversion rate of 233.6449 shares of the Company’s common stock per $1,000 principal amount of Convertible Senior Notes.

The following is a reconciliation of the numerator and denominator for basic and diluted income (loss) per share for the year ended December 31, 2022, 2021 and 2020 (in thousands, except per share amounts):

	2022	2021	2020
Basic income (loss) per Share
Numerator:
Net loss attributable to shareholders from continuing operations	$(17,035)	$(27,287)	$(32,064)
Net income attributable to shareholders from discontinued operations, net of tax	11,785	6,682	1,302
Net loss attributable to common shareholders	$(5,250)	$(20,605)	$(30,762)
Denominator:
Weighted-average common shares outstanding	70,686	56,303	45,509
Basic income (loss) per common shares
Continuing operations	$(0.24)	$(0.48)	$(0.70)
Discontinued operations, net of tax	0.17	0.12	0.03
Basic loss per share	$(0.07)	$(0.36)	$(0.67)

Diluted Income (Loss) per Share
Numerator:
Net loss attributable to shareholders from continuing operations	$(17,035)	$(27,287)	$(32,064)
Net income available to shareholders from discontinued operations, net of tax	11,785	6,682	1,302
Net loss available to common shareholders	$(5,250)	$(20,605)	$(30,762)
Denominator:
Weighted-average shares outstanding	70,686	56,303	45,509
Effect of dilutive securities
Stock options and warrants	—	—	—
Diluted weighted-average shares outstanding	70,686	56,303	45,509
Diluted income (loss) per common shares
Continuing operations	$(0.24)	$(0.48)	$(0.70)
Discontinued operations, net of tax	0.17	0.12	0.03
Diluted loss per share	$(0.07)	$(0.36)	$(0.67)

NOTE 20. FAIR VALUE MEASUREMENTS

The following tables present assets and liabilities accounted for at fair value on a recurring basis as of December 31, 2022 and 2021 (in thousands):

	As of December 31, 2022
	Level 1	Level 2	Level 3	Total
Derivative instruments, assets
Commodity	$—	$—	$—	$—
Derivative instruments, assets	—	—	—	—
Derivative instruments, liabilities
Commodity	242	—	—	242
Derivative warrants	—	—	14,270	14,270
Derivative warrants, liabilities	242	—	14,270	14,512
Total	$(242)	$—	$(14,270)	$(14,512)

	As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Derivative instruments, assets
Commodity	$96	$—	$—	$96
Derivative instruments, assets	96	—	—	96
Derivative instruments, liabilities
Derivative warrants	—	—	75,211	75,211
Derivative warrants, liabilities	—	—	75,211	75,211
Total	$96	$—	$(75,211)	$(75,115)

Level 3 instruments include Initial Warrants and Additional Warrants granted in connection with the Loan and Security Agreement, see Note 15 “Financing arrangements”. We revalued the 2,835 thousand warrants granted and outstanding at December 31, 2022 using the Dynamic Black-Scholes model that computes the impact of a possible change in control transaction upon the exercise of the warrant shares. The Dynamic Black-Scholes Merton unobservable inputs used were as follows:

Dynamic Black-Scholes Merton Unobservable Inputs
	Initial Warrants	Additional Warrants
Expected dividend rate	—%	—%
Expected volatility	105%	102%
Risk free interest rate	3.99%	3.99%
Expected term	5.0	5.5

The following is an analysis of changes in the derivative liability classified as level 3 in the fair value hierarchy for the nine months ended December 31, 2022 (in thousands):

Level Three Roll-Forward
2022
Balance at beginning of period	$75,211
April 1 warrants granted	22,795
May 26 warrants granted	2,874
Equity component of the convertible senior note	(78,789)
Change in valuation of warrants included in net income	(7,821)
Balance at end of period	$14,270

See Note 21 “Commodity Derivative Instruments”, below for information on the impact on results of operations of our commodity derivative instruments.

NOTE 21.  COMMODITY DERIVATIVE INSTRUMENTS

The Company utilizes derivative instruments to manage its exposure to fluctuations in the underlying commodity prices of its inventory. The Company’s management sets and implements hedging policies, including volumes, types of instruments and counterparties, to support oil prices at targeted levels and manage its exposure to fluctuating prices.

The Company’s derivative instruments consist of option and futures arrangements for oil. For option and futures arrangements, the Company receives the difference positive or negative between an agreed-upon strike price and the market price.

The mark-to-market effects of these contracts as of December 31, 2022 and December 31, 2021 are summarized in the following table. The notional amount is equal to the total net volumetric derivative position during the period indicated. The fair value of the crude oil options and future agreements is based on the difference between the strike price and the New York Mercantile Exchange and Brent Complex futures price for the applicable trading months.

December 31, 2022
Contract Type	Contract Period	Weighted Average Trade Price (Barrels)	Remaining Volume (Barrels)	Fair Value
			(in thousands)	(in thousands)
Swap	Nov. 2022 - Feb. 2023	$4.19	5	(42)
Swap	Nov. 2022 - Feb. 2023	$5.51	3	(27)
Future	Sept. 2022 - Dec. 2022	$32.14	25	76
Future	Sept. 2022 - Dec. 2022	$23.57	35	(92)
Future	Nov. 2022 - Feb. 2023	$33.71	10	(23)
Futures	Sept. 2022 - Dec. 2022	$23.75	10	30
Futures	Dec. 2022 - Mar. 2023	$36.08	35	(74)
Futures	Dec. 2022 - Apr. 2023	$35.97	1,000	(1,100)
Futures	Dec. 2022 - May. 2023	$35.81	1,000	(1,070)
Futures	Dec. 2022 - Jun. 2023	$35.60	1,000	2,080

December 31, 2021
Contract Type	Contract Period	Weighted Average Trade Price (Barrels)	Remaining Volume (Barrels)	Fair Value
			(in thousands)	(in thousands)
Options	Dec. 2021-Mar. 2022	$3.18	18	$136
Futures	Dec. 2021-Mar. 2022	$31.59	20	$71
Futures	Dec. 2021-Mar. 2022	$32.48	50	$(111)

The carrying values of the Company’s derivatives positions and their locations on the consolidated balance sheets as of December 31, 2022 and 2021 are presented in the table below (in thousands):

Balance Sheet Classification	Contract Type	2022	2021
	Crude oil future	$2,186	$—
	Crude oil options	$—	$136
	Crude oil swaps	$(69)	$—
	Crude oil futures	$(2,359)	$(40)
Derivative commodity asset (liability)		$(242)	$96

For the years ended December 31, 2022, 2021 and 2020, we recognized an $87,978 thousand loss, $2,258 thousand loss and $3,477 thousand gain, respectively, on commodity derivative contracts on the consolidated statements of operations as part of our costs of revenues.

NOTE 22. INCOME TAXES

The components of income tax (benefit) expense for the years ended December 31, 2022, 2021 and 2020 are as follows (in thousands):

	December 31, 2022	December 31, 2021	December 31, 2020
Current:
Federal tax expense	$—	$—	$(69)
State tax expense	(9)	—	—
Deferred:
Federal tax benefit	5,313	—	69
State tax benefit	1,867	—	—
Total federal tax benefit	$7,171	$—	$—

Reconciliation between the amount determined by applying the U.S. federal income tax rate of 21% to pretax income from continuing operations and income tax expense presented in the accompanying consolidated statements of operations was as follows for the years ended December 31, 2022, 2021, and 2020 (in thousands):

	December 31, 2022	December 31, 2021	December 31, 2020
Statutory tax on book income	$(5,007)	$(5,216)	$(2,725)
Permanent differences	(293)	(574)	7
Change in derivative liability	—	2,382	(344)
Tensile transaction gain	—	—	1,745
Change in valuation allowance	325	7,930	1,236
PPP Loan Forgiveness	—	(887)	—
Non-Controlling Interest	(1,432)	(2,247)	—
State Income Tax Expense	(977)	(1,388)	—
Other	213	—	81
Income tax benefit	$(7,171)	$—	$—

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2022 and 2021 is presented below (in thousands):

	December 31, 2022	December 31, 2021
Deferred tax assets:
State net operating loss carry forwards	$1,411	$1,206
Accrued bonus and stock-based compensation	499	339
Basis of intangible assets	2,010	1,611
Bad debt/environmental reserve	771	329
Contribution carryover	75	60
Acquisition costs	1,807	884
Derivative liability - convertible note	—	18,884
Interest expense carryforward	13,215	926
Right to use asset	25,766	—
Partnership income	2,844	—
Net operating loss carry forwards	17,160	18,609
Less valuation allowance	(505)	(20,927)
Total deferred tax assets	$65,053	$21,921

	December 31, 2022	December 31, 2021
Deferred tax liabilities:
Basis of fixed assets	$(21,393)	$(2,772)
Discount on convertible note	(11,820)	(17,576)
Right of use liability	(25,129)	—
Derivative liability	(2,970)	—
Partnership income	(1,243)	(1,573)
Total deferred tax liabilities	$(62,555)	$(21,921)

Net deferred tax assets	$2,498	$—

The Company provides a valuation allowance when it is more likely than not that some portion of the deferred tax assets will not be realized. Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets. Based on this evaluation, as of December 31, 2022 and 2021, valuation allowances of approximately $0.5 million and $20.9 million, respectively, have been recorded to reduce net deferred tax assets to an amount that management believes is more than likely not to be realized.

The Company is subject to examination by Federal and State tax authorities for fiscal years 2018 through 2022, except for utilization of net operating losses.

At December 31, 2022, the Company had federal net operating loss carry-forwards ("NOLs") of approximately $81.7 million acquired as part of the April 2009 merger between World Waste Technologies, Inc. and the Company's wholly-owned subsidiary Vertex Merger Sub, LLC and subsequent operating losses incurred by the Company. IRC Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its tax attributes against future U.S. taxable income in the event of a change in ownership.  The net operating loss carry-forwards at December 31, 2022 reflect a reduction of approximately $24.1 million as a result of an ownership change triggering event in May 2016, as defined under IRC Section 382. The net operating loss carryforward will begin to expire in 2026. Those arising in tax years after 2017 will never expire.

NOTE 23. NON-CONTROLLING INTERESTS

Myrtle Grove Facility

On April 1, 2022, the Company, through Vertex Splitter Corporation (“Vertex Splitter”), a wholly-owned subsidiary of the Company, acquired the 15% noncontrolling interest of Vertex Refining Myrtle Grove LLC (“MG SPV”) held by Tensile-Myrtle Grove Acquisition Corporation (“Tensile-MG”), an affiliate of Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California (“Tensile”) from Tensile-Vertex for $7.2 million, which was based on the value of the Class B Unit preference of MG SPV held by Tensile-MG, plus capital invested by Tensile-MG in MG SPV (which had not been returned as of the date of payment), plus cash and cash equivalents held by Tensile-MG as of the closing date. As a result, the Company acquired 100% of MG SPV, which in turn owns the Company’s Belle Chasse, Louisiana, re-refining complex.

Myrtle Grove Redeemable Noncontrolling Interest. In accordance with ASC 480-10-S99-3A, the Company applied a two-step approach to measure noncontrolling interests associated with MG SPV at the balance sheet date. First, the Company applied the measurement guidance in ASC 810-10 by attributing a portion of the subsidiary’s net loss of $38 thousand to the noncontrolling interest. Second, the Company applied the subsequent measurement guidance in ASC 480-10-S99-3A, which indicates that the noncontrolling interest’s carrying amount is the higher of (1) the cumulative amount that would result from applying the measurement guidance in ASC 810-10 in the first step or (2) the redemption value. Pursuant to ASC 480-10-S99-3A, for a security that is probable of becoming redeemable in the future, the Company adjusted the carrying amount of the redeemable noncontrolling interests to what would be the redemption value assuming the security was redeemable at the balance sheet date. This accretion adjustment of $0.4 million increased the carrying amount of redeemable noncontrolling interests to the redemption value as of April 1, 2022 of $7.2 million. Adjustments to the carrying amount of redeemable noncontrolling interests to redemption value are reflected in retained earnings.

The table below presents the reconciliation of changes in redeemable noncontrolling interest during the years ended December 31, 2022, 2021, and 2020 (in thousands):

	2022	2021	2020
Beginning balance	$6,812	$5,473	$4,397
Net loss attributable to redeemable non-controlling interest	(38)	(653)	(177)
Change in ownership	—	—	71
Accretion of non-controlling interest to redemption value	428	1,992	1,182
Redemption of non-controlling interest	(7,202)	—	—
Ending balance	$—	$6,812	$5,473

Heartland Re-refining Complex

On May 26, 2022, the Company, through Vertex Splitter, acquired the 65% noncontrolling interest of Heartland SPV held by Tensile-Heartland from Tensile-Vertex Holdings LLC (“Tensile-Vertex”), an affiliate of Tensile for $43.5 million, which was based on the value of the Class B Unit preference of Heartland SPV held by Tensile-Heartland, plus capital invested by Tensile-Heartland in Heartland SPV (which had not been returned as of the date of payment), plus cash and cash equivalents held by Tensile-Heartland as of the closing date. As a result, the Company acquired 100% of Heartland SPV, which in turn owned the Company’s Columbus, Ohio, re-refining complex.

Heartland Redeemable Noncontrolling Interest. In accordance with ASC 480-10-S99-3A, the Company applied a two-step approach to measure noncontrolling interests associated with Heartland SPV at the balance sheet date. First, the Company applied the measurement guidance in ASC 810-10 by attributing a portion of the subsidiary’s net income of $6.8 million to the noncontrolling interest. Second, the Company applied the subsequent measurement guidance in ASC 480-10-S99-3A, which indicates that the noncontrolling interest’s carrying amount is the higher of (1) the cumulative amount that would result from applying the measurement guidance in ASC 810-10 in the first step or (2) the redemption value. At May 26, 2022, the cumulative amount resulting from the application of the measurement guidance in ASC 810-10 was $43.5 million.

The table below presents the reconciliation of changes in redeemable noncontrolling interest relating to Heartland SPV for the years ended December 31, 2022, 2021 and 2020 (in thousands):

	2022	2021	2020
Beginning balance	$36,635	$26,139	$—
Initial carrying amount of non-controlling interest	—	—	11,909
Net income attributable to redeemable non-controlling interest	6,829	10,496	276
Accretion of non-controlling interest to redemption value	—	—	13,954
Redemption of non-controlling interest	(43,464)	—	—
Ending balance	$—	$36,635	$26,139

The amount of accretion of redeemable noncontrolling interest to redemption value of $428 thousand and $1,992 thousand for 2022 and 2021, respectively, was presented as an adjustment to net income attributable to Vertex Energy to arrive at net income available to common shareholders on the consolidated statements of operations which represent the MG SPV and Heartland SPV accretion of redeemable noncontrolling interest to redemption value combined for the period when the noncontrolling interest redeemed on April 1 and May 26, 2022, and the year ended December 31, 2021, respectively.

Tensile Transactions

On July 1, 2021, the Operating Agreement of MG SPV was amended to provide that from the date of such agreement until December 31, 2021, the Company (through Vertex Operating), was required to fund the working capital requirements of MG SPV, which advances are initially characterized as debt, but that Tensile MG may convert such debt into additional Class A Units of MG SPV (after December 31, 2021), at $1,000 per unit (the “MG SPV Amendment”).

On July 1, 2021, Heartland SPV loaned Vertex Operating $7,000,000, which was evidenced by a Promissory Note (the “Heartland Note”). The Heartland Note accrued interest at the applicable federal rate of interest from time to time, increasing to 12% upon an event of default. Amounts borrowed under the Heartland Note were due on June 30, 2022 or within five (5) days of the closing of the UMO Sale Agreement described below (whichever is earlier), and could be prepaid at any time without penalty. In the event the Heartland Note is not paid on or before the applicable due date, we agreed to use our best efforts to raise the funds necessary to repay the note as soon as possible. The Heartland Note was repaid in full on May 26, 2022.

NOTE 24. DISCONTINUED OPERATIONS

During the third quarter of 2021, the Company initiated and began executing a strategic plan to sell its UMO Business. An investment banking advisory services firm was engaged and actively marketed this segment. On June 29, 2021, we entered into an Asset Purchase Agreement (the “UMO Sale Agreement” and the transactions contemplated therein, the “UMO Sale Transaction” or the “UMO Sale”) with Vertex Operating, Vertex LA, Vertex OH, CMT, H&H Oil, as sellers, and Safety-Kleen Systems, Inc., as purchaser (“Safety-Kleen”), dated as of June 28, 2021. On September 28, 2021, the shareholders approved the proposed sale of its portfolio of used motor oil collection and recycling assets to Safety-Kleen pursuant to the UMO Sale Agreement.

On January 25, 2022, the Company entered into a mutual agreement with Safety-Kleen to terminate the UMO Sale Agreement. In connection with the termination agreement, the Company paid Safety-Kleen a break-up fee of $3 million.

Vertex continued to explore opportunities for the sale of the UMO Business. Subsequent to the April 1, 2022 acquisition of the Mobile Refinery, our UMO Business operations no longer consist of ‘all or substantially all’ of our assets and as such, we determined that the sale of such operations does not reach a level that would require shareholder approval if sold under Nevada law. As such, the requirement to obtain shareholder approval for any subsequent sale of the UMO Business is no longer necessary.

The Company continued exploring opportunities to sell the UMO Business and believed it would sell such assets within a year. As described below under “Note 27. Subsequent Events”, on February 1, 2023, the Company sold all of its equity interests in Vertex OH, which owns our Heartland refinery located in Columbus, Ohio (the “Heartland Refinery”). The sale also included all property and assets owned by Vertex OH, including inventory associated with the Heartland Refinery, and all real and leased property and permits owned by Vertex OH, and all used motor oil collection and recycling assets and operations owned by Vertex OH (collectively with the Heartland Refinery, the “Heartland Assets and Operations”).

Accordingly, the Company has presented this division (i.e., the Heartland Assets and Operations) as discontinued operations while reclassifying the other UMO Business operations out of assets held for sale, and all liabilities of the UMO Business out of liabilities held for sale, other than in connection with the Heartland Assets and Operations. See “Note 2. Summary of Significant Accounting Policies - Reclassification of Prior Year Presentation” for financial information that has been reclassified as continued operations.

The following summarized financial information has been segregated from continuing operations and reported as Discontinued Operations for the years ended December 31, 2022, 2021 and 2020 (in thousands):

	For The Year Ended December 31
	2022	2021	2020
Revenues	$85,495	$58,248	$31,330
Cost of revenues (exclusive of depreciation shown separately below)	51,815	32,467	22,248
Depreciation and amortization attributable to costs of revenues	1,566	1,566	1,423
Gross profit	32,114	24,215	7,659
Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	8,501	6,727	5,767
Depreciation and amortization expense attributable to operating expenses	251	251	251
Total Operating expenses	8,752	6,978	6,018
Income from operations	23,362	17,237	1,641
Other income (expense)
Interest expense	(39)	(59)	(63)
Total other expense	(39)	(59)	(63)
Income before income tax	23,323	17,178	1,578
Income tax expense	(4,683)	—	—
Net gain on sale of discontinued operations	27	—	—
Income from discontinued operations, net of tax	$18,667	$17,178	$1,578

The assets and liabilities held for sale on the Consolidated Balance Sheets as of December 31, 2022 and 2021 are as follows.

	December 31, 2022	December 31, 2021
ASSETS
Accounts receivable, net	$7,490	$7,273
Inventory	1,674	1,444
Prepaid expenses	183	135
Total current assets	9,347	8,852

Property and equipment, at cost	19,746	15,480
Less accumulated depreciation	(9,140)	(8,052)
Property and equipment, net	10,606	7,428
Finance lease right-of-use assets	—	436
Operating lease right-of use assets	44	166
Intangible assets, net	563	814
Total noncurrent assets	11,213	8,844

Assets held for sale	$20,560	$17,696

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$2,750	$1,831
Accrued expenses	629	543
Finance lease liability-current	—	—
Operating lease liability-current	45	128
Total current liabilities	3,424	2,502

Operating lease liability-noncurrent	—	39
Total noncurrent liabilities	—	39

Liabilities held for sale	$3,424	$2,541

NOTE 25. RELATED PARTY TRANSACTIONS

The Company has a Related Party Transaction committee including at least two independent directors who review and pre-approve all related party transactions.

From time to time, the Company consults Ruddy Gregory, PLLC., a related party law firm of which James Gregory, a member of the Board of Directors and the Secretary of the Company, serves as a partner. During the years ended December 31, 2022, 2021 and 2020, we paid $607 thousand, $742 thousand, and $63 thousand, respectively, to such law firm for services rendered, which included the review and the drafting of documentation in connection with the Mobile Refinery purchase agreement.

NOTE 26.  JOINT VENTURES

Vertex Recovery Management LA, LLC

On May 25, 2016, Vertex Recovery Management, LLC, our wholly-owned subsidiary (“VRM”) and Industrial Pipe, Inc. (“Industrial Pipe”), formed a joint venture Louisiana limited liability company, Vertex Recovery Management LA, LLC (“VRMLA”). VRM owns 51% and Industrial Pipe owns 49% of VRMLA. VRMLA is currently buying and preparing ferrous and non-ferrous scrap intended for large haul barge sales. We consolidated 100% of VRMLA’s net income of $49.7 thousand, $1.9 million and $1.1 million, respectively for the years ended December 31, 2022, 2021 and 2020, respectively, and then deducted the 49% or $24.4 thousand, $0.9 million and $0.5 million, respectively, of income attributable to the non-controlling interest back to the Company’s “Net income attributable to Vertex Energy, Inc.” in the Consolidated Statement of Operations.

NOTE 27. SUBSEQUENT EVENTS

Heartland Business Sale Agreement

On February 1, 2023, HPRM LLC (“HPRM”), which is indirectly wholly-owned by the Company, entered into a Sale and Purchase Agreement (the “Sale Agreement”) with GFL Environmental Services USA, Inc. (“GFL”) whereby HPRM agreed to sell to GFL, and GFL agreed to purchase from HPRM, all of HPRM’s equity interest in Vertex OH. Vertex Operating and GFL Environmental Inc. (“GFL Environmental”), an affiliate of GFL, were also parties to the Sale Agreement, solely for the purpose of providing certain guarantees of the obligations of HPRM and GFL as discussed in greater detail below.

Pursuant to the Sale Agreement, HPRM agreed to sell GFL all of its equity interests in Vertex OH, which owns our Heartland refinery located in Columbus, Ohio (the “Heartland Refinery”). The sale also included all property and assets owned by Vertex OH, including inventory associated with the Heartland Refinery, and all real and leased property and permits owned by Vertex OH, and all used motor oil collection and recycling assets and operations owned by Vertex OH (collectively with the Heartland Refinery, the “Heartland Assets and Operations”).

The transactions contemplated by the Sale Agreement closed on February 1, 2023.

The purchase price for the transaction was $90 million (the “Purchase Price”), paid in cash, subject to certain customary adjustments for net working capital, taxes and assumed liabilities. We also entered into a transition services agreement, restrictive covenant agreement and, through our subsidiary Vertex Refining LA, LLC, a used motor oil supply agreement with GFL in connection with the sale.

The Sale Agreement includes representations and warranties, confidentiality obligations, and covenants of the parties customary for a transaction of this nature and size. The Sale Agreement also provides for indemnification rights of the parties with respect to, among other things, breaches of representations, warranties or covenants by the parties; failures to perform covenants or agreements; transfer taxes; and pre (HPRM)-and-post (GFL) closing operations of the Heartland Refinery, subject to certain limitations, caps and minimum thresholds.

Vertex Operating guaranteed all of the obligations of HPRM pursuant to the terms of the Sale Agreement and GFL Environmental guaranteed all of the obligations of GFL pursuant to the terms of the Sale Agreement.

Term Loans Paydown

On February 7, 2023, the Company made a paydown of $11.1 million to the Term Loan.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are estimated as follows:

Registration Fee for Registration Statement	$55,100(1)
Accounting Fees and Expenses	(2)
Blue Sky Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Fees	(2)
Miscellaneous	(2)
TOTAL	$(2)

 (1) This amount includes $55,100 of fees related to the offering, issuance and sale of up to $500,000,000 of the registrant’s common stock pursuant to this registration statement.

(2) The amount of these expenses is not presently known. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In addition, we have entered into separate indemnification agreements with our executive officers and directors. Such agreements require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We also intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

The underwriting agreement that may be entered into between us and the underwriter may contain certain provisions regarding indemnification of our officers and directors by the underwriter.

Item 16.	Exhibits.

(a)	Exhibits.

Incorporated by Reference
Exhibit Number		Filed or Furnished Herewith	Form	Exhibit Number	Date	File No.
*1.1	Form of underwriting agreement (or other similar agreement)
**4.1	Restated Articles of Incorporation of Vertex Energy, Inc.	X
4.2	Amended and Restated Bylaws of Vertex Energy, Inc.		8-K	3.1	4/29/2019	001-11476
4.3	Description of Securities of the Registrant		10-K	4.1	3/14/2022	001-11476
*4.4	Form of Warrant Agreement
*4.5	Form of Warrant Certificate
4.6	Form of Debt Indenture		S-3ASR	4.7	9/30/2023	333-267682
*4.7	Form of Debt Security
*4.8	Certificate of Designation of Preferred Stock
*4.9	Form of Preferred Stock Certificate
*4.10	Form of Unit Agreement
*4.11	Form of Unit Certificate
4.12	Specimen Certificate for Common Stock, par value $0.001 per share		S-3ASR	4.13	9/30/2023	333-267682
**5.1	Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered	X
**23.1	Consent of Ham, Langston & Brezina, L.L.P.	X
**23.2	Consent of RSM US LLP	X
**23.3	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on signature page of original registration statement)		S-3ASR	24.1	9/30/2023	333-267682
***25.1	Form T-1 Statement of Eligibility of Trustee for Debt Indenture under the Trust Indenture Act of 1939, as amended
107**	Filing Fee Table	X

*           If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

**         Filed herewith.

***       If applicable, to be filed subsequent to the effectiveness of this Registration Statement pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)               Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)              Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 1st day of March 2023.

VERTEX ENERGY, INC.

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Benjamin P. Cowart	Chief Executive Officer	March 1, 2023
Benjamin P. Cowart	(Principal Executive Officer) and Chairman
/s/ Chris Carlson	Chief Financial Officer	March 1, 2023
Chris Carlson	(Principal Financial and Accounting Officer)
*	Director	March 1, 2023
Dan Borgen
/s/ Odeh Khoury	Director	March 1, 2023
Odeh Khoury
*	Director	March 1, 2023
Timothy C. Harvey
*
Christopher Stratton	Director	March 1, 2023
/s/ Karen Maston	Director	March 1, 2023
Karen Maston

*        Mr. Chris Carlson hereby signs this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 on behalf of the indicated persons for whom he is attorney-in-fact on March 1, 2023, pursuant to powers of attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-3 of Vertex Energy, Inc. filed with the Securities and Exchange Commission on September 30, 2022.

By: /s/ Chris Carlson

Chris Carlson

Attorney-in-fact